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Notice of 2022
Virtual Annual Meeting
of Stockholders
and Proxy Statement
Viavi Solutions, Inc.
November 9, 2022, at
10:00 a.m. Mountain Time

1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
(408) 404-3600
Fiscal Year 2022 (“FY22”) Virtual Annual Meeting of Stockholders & Proxy Statement

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 86 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 9, 2022: The notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended July 2, 2022, are available free of charge at the following website: www.edocumentview.com/VIAV

GO GREEN!
REGISTER ELECTRONICALLY
FOR STOCKHOLDER MATERIALS
Viavi Solutions Inc. is pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish this Proxy Statement and Annual Report over the internet to our stockholders who hold Common Stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.
You should refer to the “General Information About the Annual Meeting” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Dear Stockholders:
The independent directors of Viavi Solutions Inc. (“VIAVI”) and I are inviting you to attend VIAVI’s 2022 Annual Meeting of Stockholders, which will be held virtually on November 9, 2022, at 10:00 a.m. Mountain Time. As we approach the 2022 Annual Meeting, I would like to share with you some of our business and financial highlights from fiscal year 2022 (“FY22”) as well as some of our recent stockholder outreach efforts and ESG Initiatives.

Business and Financial Highlights
During FY22, we demonstrated the overall strength and resilience of our business model. Despite experiencing global supply chain disruptions, higher shipping-related charges, and inflationary pressures, we saw significant improvements in our financial results compared to fiscal year 2021.
Our financial highlights included a record year for revenue and increases in both our GAAP and non-GAAP operating margins, with our non-GAAP operating margin at an all-time high. We also completed a $400 million high-yield 2029 note offering at an attractive 3.75% interest rate, and retired about 57% of existing convertible notes in FY22. Further, during FY22, we repurchased 14.8 million shares of our common stock for $235.5 million.

Investor Outreach and Engagement
We recognize the importance of regular and transparent communication with our stockholders, and we aim to engage with our stockholders on a regular basis.
After last year’s Say on Pay vote, we expanded our outreach and engagement efforts to ensure that stockholders had an opportunity to provide feedback on our executive compensation program, as well as our corporate governance practices and environmental, social and governance (“ESG”) initiatives and other topics of concern. Over the last year, we contacted 25 stockholders representing 70% of total shares outstanding, and engaged with 13 stockholders representing approximately 51% of our total outstanding shares. Following these discussions and in light of our continued commitment to corporate governance best practices, we are making or considering a number of enhancements to our executive compensation program as described in detail in this Proxy Statement. In addition, based on this feedback, we expanded our key corporate governance and ESG disclosures in this Proxy Statement and in our 2022 ESG Report.

Environmental, Social, and Governance
We have taken steps to further strengthen our ESG initiatives, including embracing the practices and behaviors that create the right environment for people to succeed. This included conducting our inaugural ESG Priority Assessment for our 2022 ESG Report, allowing us to identify the environmental, social, and governance topics with the greatest impact on our business strategy, success, and ability to generate long-term value.
The 2022 ESG Report was also our first ESG disclosure aligned with the recommendations of Task Force on Climate-Related Financial Disclosures, and included our second disclosure in alignment with the Sustainability Accounting Standards Board standards. We continue to reduce our environmental impact and maintain a strong company culture in our operations, and advance innovation that delivers a positive impact via our products and services.

FY22 Virtual Annual Meeting
We have designed the virtual 2022 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, please vote as your vote is important.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of VIAVI.
Sincerely,
Oleg Khaykin
President and Chief Executive Officer
September 29, 2022

VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    i

NOTICE OF 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2022
Virtual Meeting Logistics

Date	Time	Live Webcast

Wednesday, November 9, 2022	10:00 a.m., Mountain Time	https://meetnow.global/MWX2G6V Access begins at 9:30 a.m., Mountain Time
Items of Business
Stockholders will be asked to vote on the following matters at the 2022 Virtual Annual Meeting of Stockholders (the "2022 Annual Meeting") of VIAVI:

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Management Proposals
Proposal 1. Election of Directors The Board of Directors (the "Board,” and each member a “Director”) believes that each of the Director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.	Vote FOR each Director nominee	29
Proposal 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as VIAVI’s independent registered public accounting firm for fiscal year 2023 The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as VIAVI’s independent auditors is in the best interests of VIAVI and its stockholders.	Vote FOR	40
Proposal 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers The Board believes that the compensation of our named executive officers as disclosed in this Proxy Statement for fiscal year 2022 is well aligned with VIAVI’s performance and the interests of our stockholders.	Vote FOR	44
Stockholders will also consider any other business properly brought before the meeting or any adjournment.
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    1

Notice of 2022 Annual Meeting
This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.
Important Meeting Information

Record Date
Stockholders of record as of September 21, 2022 will be able to vote and participate in the 2022 Annual Meeting of Stockholders using the control number included on their Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompanied their proxy materials. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote for each of the proposals.

Proxy Materials
Please note that we are providing proxy materials and access to our Proxy Statement to our stockholders via our website instead of mailing printed copies to each of our stockholders. By doing so, we save costs and reduce our impact on the environment.
Beginning on September 29, 2022, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

Technical Issues
Contact (800) 736-3001 (toll-free) or +1 (781) 575-3100 (international) or review the instructions on the virtual meeting website if you experience any technical difficulties or have trouble accessing the virtual meeting.

Asking Questions
During the meeting, questions can only be submitted in the question box provided at: https://meetnow.global/MWX2G6V
Your Vote is Important
Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. please refer to (i) the instructions of the Notice of Internet Availability of Proxy Materials you received in the mail, (ii) the section entitled General Information About the Annual Meeting beginning on page 86. of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed proxy card.
By Order of the Board of Directors,
Oleg Khaykin
President and Chief Executive Officer
Chandler, Arizona
September 29, 2022

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 9, 2022: The notice of
Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended July 2, 2022, are available free of charge at the following website:
www.edocumentview.com/VIAV

2   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
Our Values
The following six VIAVI business values articulate the cultural identity for VIAVI and provide shared understanding of expectations across the company.
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    3

VIAVI at a Glance
Fiscal Year 2022 Financial Performance
VIAVI’s financial results for fiscal year 2022 (July 3, 2021 to July 2, 2022, and “FY22”) demonstrate the overall strength and resilience of our business model. Despite experiencing global supply chain disruptions, higher shipping-related charges, and inflationary pressures, we saw significant improvements in our financial results compared to fiscal year 2021 (“FY21”), including a record year for revenue and increases in both our GAAP and non-GAAP operating margins, with our non-GAAP operating margin at an all-time high. GAAP EPS was down largely due to the loss incurred in connection with the repurchase of certain convertible notes. We also made a number of capital structure improvements, which included the completion of a $400 million high-yield 2029 note offering an attractive 3.75% interest rate, and the retirement of about 57% of existing convertible notes in FY22. Also, during FY22, we repurchased 14.8 million shares of our common stock for $235.5 million.

Net Revenues grew 7.8% year-over-year to	GAAP Operating Margin grew 240 basis points year-over-year to	Total Consolidated GAAP EPS decreased 75.9% year-over-year to
$1.3 Billion	14.3%	$0.07(1)(2)

Capital Returned to Stockholders in FY22	Non-GAAP Operating Margin grew 110 basis points year-over-year to	Total Consolidated non-GAAP EPS grew 14.5% year-over-year to
$235.5 Million	22.2%(1)	$0.95(1)
(1)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)GAAP EPS decrease largely due to the loss incurred in connection with the repurchase of certain convertible notes.

Business Overview
Strong Growth for Network and Service Enablement in Fiber and Wireless
•Our Network Enablement (“NE”) business segment experienced strong revenue growth driven by fiber and wireless, with revenues growing 13.3% year-over-year as North American service providers upgraded and expanded their networks with fiber optics, and wireless demand increased in FY22.
•Our Service Enablement (“SE”) business segment experienced a 13.1% increase in revenue year over year as we saw strong growth in assurance solutions and data center products, in part due to increased market demand for 5G and growth in network traffic.
Continued Growth in Optical Security and Performance (“OSP”) Products
•Revenue from our OSP business segment decreased by 4.9% year-over-year, primarily driven by a decrease in demand for our consumer electronics and industrial products.
Successfully Managing Supply Chain Disruptions
•We continued to execute successfully in FY22 despite supply chain shortages. Our ability to secure critical components, build inventory and meet customer demands has been a great differentiator and enabled us to grow revenue and market share.
4   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
Compensation Discussion and Analysis Highlights
Compensation Policies and Practices
Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

	What We Do		What We Don’t Do

☑	Compensation Committee is comprised 100% of independent Directors.	✗	No employment agreements that provide for fixed terms or automatic compensation increases or equity awards.

☑	Independent compensation consultant retained by the Compensation Commit	✗	No repricing or repurchasing of underwater stock options without stockholder approval.

☑	Balance short- and long-term incentives, cash and equity and fixed and variable pay elements.	✗	No dividends or dividend equivalents on unearned awards.

☑	Performance-based awards comprising approximately 50% of the overall equity allocation to executive officers.	✗	No pledging or hedging of VIAVI securities.

☑	Require one-year minimum vesting for awards granted under the Amended and Restated 2003 Equity Incentive Plan, subject to certain exceptions.	✗	No “single trigger” change in control acceleration of vesting for equity awards.

☑	Maintain a clawback policy that applies to both cash incentives and equity awards.	✗	No excessive perquisites.

☑	Assess and mitigate compensation risk.	✗	No excessive cash severance payments or benefits.

☑	Solicit an annual advisory vote on executive compensation.	✗	No executive pension plans or supplemental executive retirement plans.

☑	Maintain stock ownership guidelines.	✗	No "golden parachute" tax gross-ups.

		✗	No multiple classes of equity or non-voting stock

Incentive Program – Pay-for-Performance Highlights
As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, our Named Executive Officers (NEOs) are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices:
■Pay for Performance: Align executive compensation to the success of our business objectives and the VIAVI growth strategy
■Competitiveness: Provide competitive compensation that attracts and retains top-performing executive officers
■Outperformance: Motivate executive officers to achieve results that exceed our strategic plan targets
■Stockholder Alignment: Align the interests of executive officers and stockholders through the managed use of long-term incentives
■Balance: Set performance goals that reward an appropriate balance of near- and long-term results
■Internal Pay Equity: Promote collaboration among executive officers by considering internal pay equity in setting compensation levels
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    5

VIAVI at a Glance
FY22 CEO Target Total Direct Compensation
54% performance-based and 91% at risk
FY22 Incentive Plan Results (CEO)

FY22 VPP Payout	MSUs Earned in FY22	FY22 Performance

$365K for H1 of FY2022	FY2019 MSUs: 130.25% of 3rd tranche earned	67.1 percentile TSR ranking

	FY2020 MSUs: 37.00% of 2nd tranche earned	36.1 percentile TSR ranking

$573K for H2 of FY2022	FY2021 MSUs: 83.33% of 1st tranche earned	50.0 percentile TSR ranking
CEO Compensation and Performance Alignment

$16.9m
$12.8m
$9.4m
$7.7m
FY 21
FY 22
Target Pay
Realizable Pay

See page 50 of the CD&A for more information.
6   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
Environmental, Social, and Governance Highlights
Over the past few years, and through the uncertainties of the COVID-19 pandemic, VIAVI has taken steps to further strengthen our Environmental, Social, and Governance (“ESG”) initiatives, including embracing the practices and behaviors that create the right environment for people to succeed. VIAVI values the contributions of our people, and we strive for a workplace where our employees feel they belong. Our corporate policies are intended to reflect a culture of integrity across our global workforce and we continue to act responsibly on behalf of our customers, partners, stockholders, and employees, and do so while engaging responsibly with our communities.

Conducted our inaugural ESG Priority Assessment	Affiliate member of Responsible Business Alliance	Achieved 2015 CO2 emissions reduction goal to reduce CO2 emissions by 20% by 2025	Launched packaging initiative to explore ways of reusing or recycling packaging material

Continued development of human capital management programs focused on talent planning, talent acquisition, rewards and development	Best-in-class Total Recordable Injury Rate (TRIR) of 0.23 injuries per 100 full-time workers per year	Diversity, equity and inclusion (“DEI’) strategy focused on three pillars - Leadership, Culture and Talent	Signatory of US IP Alliance Diversity Pledge to address and improve DEI within the U.S. patent and technology system

In FY22, on average, 28 percent of U.S. suppliers were certified as diverse, verified by a third party on a quarterly basis	VIAVI and our employees supported a number of community initiatives, including donations supporting Ukraine	Compensation Committee oversight of Human Capital Management	Audit Committee oversight of cyber security and other information technology risks, controls and procedures

Governance Committee oversight of the Company’s programs, policies and practices related to ESG matters and related disclosures	Management Level ESG Steering Committee oversight of the Company’s ESG policies, practices and initiatives	Established a Global Environmental Policy and a Global Human and Labor Rights Policy	Published 2022 ESG Report pursuant to SASB and TCFD standards
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    7

Corporate Governance
Corporate Governance
VIAVI is a company that prioritizes best-in-class governance and compliance by adopting market leader standards for Board composition and corporate governance. We believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in our business activities.
Corporate Governance Highlights
We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices, among others include:

Non-executive, independent Board Chair	Annual election of Directors	Majority voting for Directors in uncontested elections	All committees are comprised of independent Directors

All members of the Audit Committee are Audit Committee Financial Experts	Executive sessions of independent Directors	Annual Board, individual Director and Committee evaluations	Risk oversight by Board and Committees, including with respect to cybersecurity

44% of the Board is comprised of women or is diverse	Procedures for stockholders to communicate directly with the Board	Stock ownership requirements for Directors and executives	Annual advisory vote on executive compensation

Annual review of Committee charters and Corporate Governance Guidelines	Compensation Committee oversight of human capital management including DEI	Governance Committee oversight of the Company’s ESG matters	Management Level ESG Steering Committee responsible for the Company’s ESG policies, strategies and initiatives

Robust training and compliance programs, with 100% employee participation in Code of Business Conduct Training	No pledging or hedging of VIAVI securities	No multi-voting or non-voting stock.	Our CEO ranked as the #1 CEO in 2019 for the Mid-Cap Technology, Media, and Telecommunications Sector by Institutional Investor, LLC
8   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Board Leadership
The Board has determined that it is in the best interest of the Company to maintain separate Board Chair and Chief Executive Officer positions. The Board believes that having an independent Director serve as Chair is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent Chair can more effectively lead the Board in objectively evaluating the performance of management, including the Chief Executive Officer, and guide it through appropriate Board governance processes.
The duties of the Chair of the Board and Chief Executive Officer are set forth in the table below:

Chair of the Board	Chief Executive Officer
▪Sets the agenda of Board meetings
▪Presides over meetings of the full Board
▪Contributes to Board governance and Board processes
▪Communicates with all Directors on key issues and concerns outside of Board meetings
▪Presides over meetings of stockholders

▪Sets strategic direction for the Company
▪Creates and implements the Company’s vision and mission
▪Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

Director Independence
In accordance with current Nasdaq listing standards, the Board, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. Our Director independence standards include all elements of independence set forth in the Nasdaq listing standards, and can be found in our Corporate Governance Guidelines, which are included in the “Governance” section of our website at www.viavisolutions.com/en-us/corporate/about-us/environment-social-and-governance. The Board has determined that each of its non-employee Directors was independent as determined by the relevant Nasdaq listing standard for board independence and for any committee which such Director served on during FY22.
In making the determination of the independence of our Directors, the Board considered whether there were any transactions between VIAVI and entities associated with our Directors or members of their immediate families, including transactions involving VIAVI, investments in companies in which our Directors or their affiliated, and determined there were none. Additionally, there are no family relationships among any of our executive officers and Directors.

Independent Directors

8 of 9 Directors are Independent
Audit Committee Chair	Independent
Compensation Committee Chair	Independent
Corporate Development Committee Chair	Independent
Governance Committee Chair	Independent
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    9

Corporate Governance
Board Composition, Experience and Diversity
The Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to VIAVI’s current and future global business and strategy.1
(1)For the purpose of the above figures, this information relates to our Directors who are serving as of the date of this Proxy Statement and each year refers to the 12-month period ending on September 29th.
Board Diversity Matrix

Board Size:
Total Number of Directors	9
Gender:	Male	Female
Number of Directors based on gender identity	7	2
Number of Directors who identify in any of the categories below:
Asian	1
Hispanic or Latinx	1
White	5	2
10   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Role of the Committees in Risk Oversight
Our Board committees assist the Board in fulfilling its risk oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.

THE BOARD
Our Board is ultimately responsible for oversight of risks

AUDIT COMMITTEE
The Audit Committee coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures as well as the Company’s cybersecurity and information technology risks, controls and procedures.

COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives and human capital management.	The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, corporate governance and ESG topics
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    11

Corporate Governance
Board Oversight of Risk
We take a comprehensive approach to risk management as we believe risk can arise in every decision and action taken by the Company, whether strategic or operational. Consequently, we seek to include risk management principles in all of our management processes and in the responsibilities of our employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.
Role of Management
Management is responsible for the day-to-day supervision of risk, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. In June 2021, the Company conducted a comprehensive enterprise risk assessment survey covering key functional areas and business units. The results were reviewed and discussed by senior management in December 2021, and presented to the full Board in February 2022. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board.
Managing COVID-19 Risks
The Company continues to support the workforce through the ongoing COVID-19 pandemic, guided by our policies and local site leadership. Our global COVID-19 Committee at the executive level, regional and local Pandemic Response Teams, Return to Work guidelines and a global flexible workplace policy all enable us to help our employees and their families stay healthy and safely navigate the challenging and changing environment. Through regular updates and communications with management, the Board has actively participated in overseeing the Company’s COVID-19 response by monitoring the impact of COVID-19 on the Company’s financial position and results of operations, understanding how management is assessing the impact, and considering the nature and adequacy of management’s responses, including health safeguards, business continuity, internal communications, and infrastructure.
Compensation Program Risk Assessment
Consistent with SEC disclosure requirements, in FY22, a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Compensia, Inc. (“Compensia”), inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

12   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Information Security Oversight
Information security is the responsibility of our Information Security team, overseen by our Chief Information Security Officer. We leverage a combination of the National Institute of Standards and Technology (NIST) Cybersecurity Framework, International Organization for Standardization and Center for internet Security best practice standards to measure security posture, deliver risk management and provide effective security controls.
Our information security practices include development, implementation, and improvement of policies and procedures to safeguard information and ensure availability of critical data and systems. Our Information Security team conducts annual information security awareness training for employees involved in our systems and processes that handle customer data and audits of our systems and enhanced training for specialized personnel. Our program further includes review and assessment by external, independent third-parties, who assess and report on our internal incident response preparedness and help identify areas for continued focus and improvement.
As set forth in its charter, our Audit Committee, comprised fully of independent Directors, is responsible for oversight of risk, including cybersecurity and information security risk. Our Audit Committee has established a Cybersecurity Steering Committee consisting of two independent Directors, Timothy Campos (who serves as Chair of the Cybersecurity Steering Committee) and
Laura Black as well as our Chief Information Officer, our Chief Information Security Officer and other members of our management representing a variety of teams and functions including legal, finance, and internal audit. Each of the members of our Cybersecurity Steering Committee has work experience managing cybersecurity and information security risks, an understanding of the cybersecurity threat landscape and/or knowledge of emerging privacy risks.
The purpose of the Cybersecurity Steering Committee is to ensure our compliance with reasonable and appropriate organizational, physical, administrative and technical measures designed to protect the integrity, security and operations of our information technology systems, transactions, and data owned by us, by providing guidance and oversight of our information technology and cybersecurity program.
The Cybersecurity Steering Committee generally meets twice per fiscal quarter and generally delivers reports and updates to the Audit Committee at each scheduled Audit Committee meeting. The Audit Committee or, at the Audit Committee’s instruction, the Cybersecurity Steering Committee regularly briefs the full Board on these matters, and the Board receives regular updates on the status of the information security program, including but not limited to relevant cyber threats, roadmap and key initiative updates, and the identification and management of information security risks.

Our Information Security Oversight Structure

Information Security Team	Cybersecurity Steering Committee	Audit Committee	The Board
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    13

Corporate Governance
The Board of Directors and Its Committees
The Board has four standing committees: the Audit Committee, Compensation Committee, Corporate Development Committee, and Governance Committee. Our Audit, Compensation, Corporate Development, and Governance Committees operate pursuant to charters that have been approved by the Board, are reviewed at least annually, and are available on our website at investor.viavisolutions.com/governance/committee-charters.
The table below indicates the composition of each of the committees of our Board (as of July 2, 2022):

DIRECTORS	Audit Committee	Compensation Committee	Corporate Development Committee	Governance Committee
Richard E. Belluzzo
Keith Barnes
Laura Black
Tor Braham
Timothy Campos
Donald Colvin
Masood A. Jabbar
Oleg Khaykin
Joanne Solomon

Chair of the Board	Committee Member
Committee Chairperson	Financial Expert
Board Meetings and Director Attendance
During FY22, the Board held 9 meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board and any committees on which they served during FY22 after becoming a member of the Board or after being appointed to a particular committee.
The Company encourages, but does not require, its Board members to attend the 2022 Annual Meeting. All then-current Directors attended the 2021 Annual Meeting.

FY22 Average Board Meeting Attendance
98%
14   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Audit Committee

Responsibilities	Current Members
The primary responsibility of the Audit Committee is to assist the full Board in fulfilling its oversight responsibilities with respect to:
•The integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others;

Donald Colvin (Chair)
Keith Barnes
Masood A. Jabbar
Joanne Solomon
Meetings:
8 meetings during FY22.
Attendance:
The average attendance of the Directors at Audit Committee meetings in FY22 was 100%.
Independence:
The Board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq.
Financial Experts:
The Board has determined that Keith Barnes, Donald Colvin, Masood A. Jabbar and Joanne Solomon are “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K of the Exchange Act.

▪The Company’s systems of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethical behavior;
▪The Company’s auditing, accounting and financial reporting processes generally;
▪The appointment, qualifications and performance of the Company’s internal audit function and independent auditors;
▪Pre-approval of services (both audit and non-audit) to be provided by the independent auditors; and
▪Review related party transactions.
▪Whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors.
▪The Company’s cybersecurity and information security risk management.
A copy of the Audit Committee charter can be viewed at the Company’s website at investor.viavisolutions.com.
Joanne Solomon was appointed to the Audit Committee effective February 18, 2022.

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Corporate Governance
Compensation Committee

Responsibilities	Current Members
The primary responsibility of the Compensation Committee is to assist the full Board in fulfilling its oversight responsibilities with respect to:
▪The Company’s overall compensation policies, structure and programs (including with respect to wages, salaries, bonuses, equity plans, employee benefit plans and other benefits) for its employees and officers;

Keith Barnes (Chair)
Richard E. Belluzzo
Timothy Campos
Meetings:
5 meetings during FY22.
Attendance:
The average attendance of the Directors at Audit Committee meetings in FY22 was 100%.
Independence:
The Board has determined that all members of the Compensation Committee are “independent” as defined in the applicable rules and regulations of the SEC and Nasdaq.

▪The annual review and approval of the compensation policies applicable to the Company’s executive officers (including the Company’s named executive officers), including the relationship of the Company’s achievement of its goals and objectives to executive compensation;
▪The annual review and recommendation to the Board for approval of corporate goals and objectives relevant to the compensation of the CEO, and to at least annually evaluate the performance of the CEO in light of these goals and objectives;
▪Review matters related to succession planning and executive development for executive officers;
▪Oversee the implementation and administration of the Company’s equity incentive, stock option and stock purchase plans;
▪Review the results of the stockholder advisory vote regarding the Company’s executive compensation (the “Say on Pay Vote”) and make appropriate recommendations to the Board; and
▪Oversee the development, implementation and effectiveness of the Company’s practices, policies and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity, equity and inclusion practices.
Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.
A copy of the Compensation Committee charter can be viewed at the Company’s website at investor.viavisolutions.com.

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Corporate Governance
Corporate Development Committee

Responsibilities	Current Members
The primary responsibility of the Corporate Development Committee is to assist the full Board in fulfilling its oversight responsibilities with respect to:
▪The review of all strategic transactions for which Board or Corporate Development Committee approval is required and to make appropriate recommendations to the Board with respect to any Strategic Transaction for which Board approval is required.

Masood A. Jabbar (Chair)
Laura Black
Tor Braham
Timothy Campos
Donald Colvin
Meetings:
4 meetings during FY22.
Attendance:
The average attendance of the Directors at Corporate Development Committee meetings in FY22 was 100%.
Independence:
The Board has determined that all members of the Corporate Development Committee are “independent” as defined in the applicable rules and regulations of the SEC and Nasdaq.

The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board is not required and makes recommendations to the Board regarding those transactions for which the consideration of the full Board is appropriate.
A copy of the Corporate Development Committee charter can be viewed at the Company’s website at investor.viavisolutions.com.

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Corporate Governance
Governance Committee

Responsibilities	Current Members
The primary responsibility of the Governance Committee is to assist the full Board in fulfilling its oversight responsibilities with respect to:
▪Developing, and annually updating, a long-term plan for Board composition that takes into consideration the current strengths, weaknesses, skills and experience on the Board, anticipated retirement dates and the strategic direction of the Company;
▪Develop recommendations regarding the essential and desired skills and experience for potential Directors, taking into consideration the Board’s short and long-term needs;
▪Recommend to the Board nominees for election as members of the Board (in performing this function, the Board has authorized and appointed the Governance Committee to serve as the Company’s Nominating Committee);
▪Review, monitor and make recommendations regarding the orientation and ongoing performance and development of Directors, and develop, recommend and oversee continuing education programs for Directors as and when deemed appropriate;
▪Recommend appropriate Board, committee and individual Director evaluation programs to the Board and oversee the implementation and administration of such programs once approved by the Board;
▪Monitor and evaluate professional, employment and other changes affecting Directors to ensure compliance with Board guidelines and the Company’s Code of Business Conduct;
▪Review and evaluate the Company’s programs, policies and practices relating to ESG and related disclosures; and
▪Review and monitor key public policy trends, issues, regulatory matters and other concerns that may affect the Company’s business, strategies, operations, performance or reputation.
The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at investor.viavisolutions.com.

Richard E. Belluzzo (Chair)
Keith Barnes
Laura Black
Meetings:
4 meetings during FY22.
Attendance:
The average attendance of the Directors at Governance Committee meetings in FY22 was 100%.
Independence:
The Board has determined that all members of the Governance Committee are “independent” as defined in the applicable rules and regulations of the SEC and Nasdaq.

18   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Director Evaluations
Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness, and the Board believes that the effectiveness of its Directors and committees is critical to the Company’s success and to the protection of long-term stockholder value. Every year, the Board conducts a formal evaluation of each committee, individual Directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; culture and diversity; and other relevant topics, such as crisis management and ESG-related perspectives and skills.
The process involves the Governance Committee, working with the Board Chair, designing this year’s evaluation process, which includes three components: (1) written questionnaires, (2) individual third-party interviews with certain Directors, and (3) group discussions. When designing the evaluation process and questions, the Board considers the current dynamics of the boardroom, the Company, and our industries, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds.

Written Questionnaires	Directors responded to a custom questionnaire, meant to gauge understandings of and effectiveness in board and committee composition and conduct, and individual Director performance, and to identify suggested ways to implement best practices in fiscal year 2023 (“FY23”).

Third Party Interviews	Certain Directors participated in individual third-party interviews, which responded to questions for each of their Committee assignments and identified Committee strengths and accomplishments in FY22 together with recommended changes in committee practices for FY23.

Group Discussions	In addition to written questionnaires and individual Director interviews, the annual Board, committee, and Director evaluation included group discussions among certain Directors regarding the evaluation process.

Third Party Review & Report of Results	The findings of the annual Board, committee and Director evaluation process were prepared by a third party to protect the anonymity and the integrity of the evaluation process, with the findings presented to the Governance Committee.

Discussion of Results	The Chair of the Governance Committee presented the results of the annual Board, committee, and Director assessment to the Board, and the Directors discussed the results and identified any appropriate follow-up actions.
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Corporate Governance
Director Selection and Nomination Process
In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement Director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. Directors should be highly accomplished in their respective field, with superior credentials and recognition. In selecting Director nominees, the Committee generally seeks active and former leaders of major complex organizations, including scientific, government, educational and other non-profit institutions.
The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.
A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.
In February 2022, Joanne Solomon was appointed to the Board. She was initially recommended by our Chief Executive Officer. She was then considered by the Governance Committee, which after conducting its regular evaluation process where it was determined Ms. Solomon as the most qualified candidate, recommended her appointment to the full Board for approval.

The Governance Committee regularly evaluated the needs of the Board in terms of areas relevant to the Company’s long-term business and strategic objectives as well as considerations regarding diversity, individual and director qualifications, attributes, skills and experience.

Director nominees are identified with input from directors, search firms, stockholders, and/or members of management.

The Governance Committee evaluates Director nominee qualifications, reviews for potential conflicts, instances of over boarding, independence, and interviews candidates and recommend nominees to the Board.

The Board evaluates Director nominees, discusses impacts on the Board, and selects Director nominees for considerations at our annual meetings.

Our stockholders vote on Director nominees at our annual meetings.
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Corporate Governance
Stockholder Recommendations for Board Candidates
The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for Director positions may do so by providing a timely notice in writing to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, providing the proposed candidate’s curriculum vitae and other information specified in the Company’s Bylaws, which can be found at www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for Director based on whether the nominee is recommended by a stockholder.
For information about how stockholders can nominate candidates for Director positions, please see “General Information About the Annual Meeting” below.

Board Refreshment
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and experience represented on the Board. The Board seeks the most qualified candidates as well as focuses on a diverse composition, including diversity of perspectives, backgrounds, experience and other characteristics such as gender and race. 22% of our Board has been a new nominee in the last five years. Additionally, our last three new Director nominees have been women, representing our efforts to identify qualified candidates regardless of gender or other categories of diversity.
Two out of Nine Directors
Communication between Stockholders and Directors
Stockholders may communicate with the Company’s Board through the Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chair of the Board, c/o Company Secretary, Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Code of Ethics
The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its Directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct.
A copy of the Code of Business Conduct is available on the Company’s website at https://www.viavisolutions.com/en-us/literature/code-business-conduct-en.pdf.

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Corporate Governance
Management Succession Planning
Our Board of Directors believes that effective management of succession planning, particularly for our executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of VIAVI. Pursuant to our Compensation Committee Charter, the Compensation Committee will at least annually review succession, retention and management development plans for our CEO and the company’s other executive officers, and report to the Board on these matters. The criteria used to assess potential candidates are formulated based on the Company’s strategic priorities, and include having the ability to perform and transform, and build talent and culture, and having a growth mindset and breadth of perspective. The Compensation Committee is responsible for follow-up actions with respect to succession planning, as may be delegated by our Board from time to time.
Further, our CEO has Executive Leadership Development and Succession plan goals that are tied to his compensation as discussed in more detail in the CD&A. On at least on an annual basis, our CEO will make detailed presentations to our Board on executive officer plans and individual development plans for identified successors.
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Corporate Governance
Stockholder Engagement and Outreach
We recognize the importance of regular and transparent communication with our stockholders. Each year, we engage with our stockholders including our top institutional investors, and after last year’s Say on Pay vote, VIAVI expanded its outreach and engagement efforts to ensure that stockholders had an opportunity to provide feedback on the Company’s executive compensation program, corporate governance practices and ESG initiatives as well as any other topics of concern.
As part of our stockholder engagement efforts over the last year, we contacted 25 stockholders representing 70% of total shares outstanding, and held meetings and conference calls with 13 stockholders representing approximately 51% of our outstanding shares, an increase of 11% over FY21. Stockholders met with VIAVI’s Board Chair, the Chair of the Compensation Committee, and Company leadership from legal, investor relations, and human resources.

VIAVI contacted 25 stockholders representing 70% of total shares outstanding	VIAVI met with 13 stockholders representing approximately 51% of shares outstanding
Our Stockholder Engagement Program
Stockholder engagement is essential to our ongoing review of our corporate governance, ESG, and executive compensation programs and practices. Executive management, Investor Relations and the Corporate Secretary engage with stockholders from time to time to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and corporate sustainability practices.
In addition to one-on-one engagements, we communicate with stockholders through a number of routine forums, including:
▪Quarterly earnings presentations;
▪SEC filings;
▪The Annual Report and Proxy Statement;
▪The annual stockholders meeting; and
▪Investor meetings, conferences and web communications.
We relay stockholder feedback and trends on corporate governance, ESG and executive compensation developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.
Stockholder Engagement Outcomes in FY22
As part of our stockholder engagement efforts over the last year, we heard from our stockholders on key corporate governance, executive compensation, and sustainability-related matters. Important topics included our approach to executive compensation, our climate change-related goals and commitments, and a strong interest in human capital management programs with a focus on DEI.
As a result of our engagement efforts, we have done the following:

Executive Compensation
We are making or considering changes to our approach for executive compensation in FY23 and FY24. See our CD&A for more information.

ESG Disclosures and Sustainability
We expanded our ESG disclosures and practices to meet stockholder expectations, including conducting our first ESG priority assessment, aligning our disclosures with the recommendations of the Task Force on Climate-Related Financial Disclosures, and preparing additional disclosure regarding our reduced CO2 emissions, human capital management strategy, diversity initiatives, and other priority ESG topics.

Key Corporate Governance Disclosures
We expanded our disclosures in this FY22 Proxy Statement regarding key corporate governance features, including the Board’s oversight of information security, succession planning, and our Director evaluation process.
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Corporate Governance
Environmental, Social, and Governance Matters
At VIAVI, we are focused on helping our customers succeed, creating a more inclusive workforce, and making our business more sustainable. In calendar 2022, we deepened our approach to ESG by conducting our inaugural ESG Priority Assessment. The ESG Priority Assessment is a governance measure that guides our overall ESG strategy, as the process is designed to identify the environmental, social, and governance topics having the greatest impact on our business strategy, success, and ability to generate long-term value. We aim to regularly assess a wide range of ESG topics to inform our strategy, and plan to increase the scope of our priority assessment as well as the level of involvement by our internal and external stakeholders in subsequent iterations.
For more information regarding our ESG initiatives, progress to date and related matters, please visit the "Environment, Social, and Governance" section of our corporate website, which can be found at viavisolutions.com/en-us/corporate/about-us/
environment-social-and-governance.
Board, Committee and Management Oversight of ESG
Given the importance of ESG matters to the long-term success of our business, our Board and its committees play important roles in overseeing critical ESG matters.

THE BOARD
Our Board is responsible for oversight of ESG risks and opportunities.

GOVERNANCE COMMITTEE
Review and evaluate the Company’s programs, policies, and practices relating to ESG and related disclosures.
Review and monitor key public policy trends, issues, regulatory matters, and other concerns that may affect the Company’s business, strategies, operations, performance, or reputation.
Nominate Director candidates with diverse backgrounds and capabilities to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers, and suppliers), while emphasizing core excellence in areas pertinent to our long-term business and strategic objectives. other concerns that may affect the company’s business, strategies, operations, performance or reputation.

COMPENSATION COMMITTEE	AUDIT COMMITTEE
Oversee the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and DEI practices.	Review the Company’s cybersecurity and other information technology risks, controls, and procedures, including review of the threat landscape facing our Company and our Company strategy to mitigate cybersecurity risks and potential breaches.

ESG EXECUTIVE STEERING COMMITTEE
In fiscal year 2020, we established a management level ESG Executive Steering Committee, which is responsible for reviewing and approving policies, strategies and initiatives relating to ESG. The members of the ESG Executive Steering Committee represent a variety of teams and functions, including legal, investor relations, human resources, environmental, health and safety, product compliance, supply chain, finance and marketing.

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Corporate Governance
Environmental Sustainability
VIAVI promotes environmentally friendly practices and strives to conduct business in an environmentally sustainable manner, which we believe is important to our customers and contributes to our reputation and brand. While our facilities and operations have a relatively modest environmental footprint, we engage in and seek to improve our preservation, conservation, recycling, and waste reduction practices. VIAVI focuses on environmental sustainability in a number of ways, including by managing our carbon footprint, by reducing resource consumption, and by working to use reclaimed water

Sustainability Reporting
We file annual reports with the CDP (formerly the Carbon Disclosure Project) and report key environmental metrics using the SASB Hardware, Telecommunication Services, and Electrical & Electronic Equipment standards, which we believe are most relevant to our operations. Additionally, our inaugural 2022 ESG Report includes disclosure aligned with the recommendations of the TCFD, including relevant disclosure of our climate-related governance, strategy, risk management, and relevant metrics and targets.

Water Conservation
We are working with Santa Rosa, California, to redirect our reclaimed water to the agricultural community to offset their use of drinking water. Furthermore, when we opened our new facilities in Chandler, Arizona, we chose to use reclaimed water for an evaporative cooling system. This not only uses less power than other kinds of air conditioning, but made us the first company in Chandler, AZ to use reclaimed water in this way.

Reducing Resource Consumption
In calendar year 2022, we launched a packaging initiative to explore ways of reusing as much of the packaging material as we can and recycling anything that cannot be reused. Reusable packaging is always our preference, so it is important to examine processes and materials throughout the supply chain, make improvements, and strive to operate in an efficient and sustainable manner. Although VIAVI is already compliant with global packaging regulations, we believe there is still more that we can do to minimize our impact on the environment.

Managing Our Carbon Footprint
In calendar year 2015, we set a corporate goal to reduce our overall carbon footprint by 20% by calendar year 2025. We surpassed that goal in calendar year 2021 when our CO2 emissions were reduced by 42%, compared to our 2015 CO2 emissions. This includes a year-over-year decrease in Scope 2 CO2 emissions, which can be largely attributed to upgrading our lighting at a large manufacturing site to use less energy, and having more accurate data regarding CO2 emissions related to the electricity we purchase. CO2 emissions intensity decreased between calendar year 2017 and calendar year 2021 on both a headcount Full Time Equivalent (FTE) and a revenue basis.

CO2 Emissions Intensity (Headcount)

CO2 Emissions Intensity (Revenue)

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Corporate Governance
Human Capital Management
The VIAVI culture is made up of the diverse contributions of our 3,600 employees worldwide (as of July 2, 2022) representing more than 30 self-identified nationalities working across 30 countries. VIAVI is committed to promoting and maintaining a diverse and inclusive work environment and offering equal opportunities to everyone. We seek to empower our employees to learn and develop their skills to accelerate their career and to attract best-in-class talent. The CEO and the SVP Human Resources are responsible for the development of our People Strategy and execute on this with the support of the Executive Management Team. We regularly update and partner with the Compensation Committee of the Board of Directors on human capital matters.

Talent Development
Our talent development programs promote the VIAVI Business Values through a passion for learning and performance. We are developing relevant and useful learning resources for our employees, managers, and leaders that invite a growth mindset and create an appetite for lifelong learning. We continue to deliver our global Leadership Development Program, with over 70% of our managers joining the Manager Development and Strategic Leadership Series in FY22. We intend for this to create alignment across the organization on the expectations of leaders, and how we can continue to develop leadership capabilities. In FY22, VIAVI also instituted the Dr. H. Angus Macleod Scholarship program at the University of Arizona Wyant College of Optical Sciences to honor a pioneer of optical science who mentored a generation of students to become foundational contributors to the field. It is our hope that this gift creates access for more talent to enter the optical space as a career, and to increase our local connection to the community.

Talent Rewards
Our compensation and benefit programs are designed to recognize our employees' individual performance and contributions to our business results, including competitive base salaries and variable pay for all employees, share-based equity award grants, health and welfare benefits, time-off, development programs and training, and opportunities to give back to our communities. We provide talent rewards that are competitive in the marketplace. We support equal pay for equal work, pay transparency as well as all federal anti-discrimination laws applicable to employment, including those within Title VII of the Civil Rights Act.

Prioritizing Health and Safety
VIAVI is committed to maintaining an inclusive, supportive, safe, and healthy work environment where our employees can thrive. We demand strict compliance with all applicable health and safety regulations, offer robust training to our employees on health and safety matters, maintain controls and proper disposal of hazardous materials, and track workplace incidents and injuries. We maintain and regularly update emergency and disaster recovery plans. The success of our Safety program is demonstrated by our best-in-class Total Recordable Injury Rate (TRIR) of only 0.23 injuries per 100 full-time workers per year.
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Corporate Governance
Diversity, Equity and Inclusion
As an international company, the diversity of our workforce is important to VIAVI. We are committed to promoting and maintaining an inclusive work environment that is free of unlawful discrimination and retaliation and harassment in any form and offering equal opportunities to everyone.

Strategic Approach to Diversity, Equity and Inclusion
Our Diversity, Equity and Inclusion Statement maps out our guiding principles in this mission-critical area. We are widening our understanding of diversity to embrace not only identity, but also the practices and behaviors that create the right environment for people to succeed.

Diversity, Equity and Inclusion Pillars
We have established three critical DEI pillars, which are the areas in which we focus our DEI efforts: culture, talent and leadership. Within those pillars, we established key actions and steps to drive DEI improvements. In addition to our internal efforts to improve DEI, VIAVI is exploring ways in which we can support DEI in our industry and communities. To that end, we have signed on to the US IP Alliance’s Diversity Pledge, along with several other technology companies. This initiative seeks to address and improve DEI in the U.S. patent and technology system. Specifically, the pledge involves efforts to improve opportunities for women, underrepresented minorities and veterans in the U.S. patent system.

Early-Career Programs
VIAVI has developed programs that assist with sourcing diverse candidates and lowering barriers to entry within the industry and that offer recent engineering graduates a diverse mixture of experiences to grow personally and professionally by providing emerging talent as well as our established workforce with opportunities to embrace other cultures and gain more of a global view and appreciation for diverse viewpoints. We feel this exposure will support their future success and help them to become ambassadors of a collaborative, global R&D community for future hires.

Supply Chain Diversity
VIAVI believes a diverse supply chain supports greater innovation and value for our business while helping to build long-term profitable partnerships. Our vision is to grow a diverse and inclusive global supply chain, which includes annual spending with diverse-owned suppliers as well as working with others to expand and enable inclusive sourcing practices across the industry. The VIAVI Global Indirect Sourcing and Procurement team (“GSP”) works with internal business partners to identify diversity spend goals. GSP submits VIAVI diversity spend reports to customers based on customer requirements. In FY22, on average, 28% of our U.S. suppliers were certified as diverse, verified by a third party on a quarterly basis. VIAVI tracks 17 different categories, which are determined based on diversity factors.

Board Diversity
It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives. We appointed two highly respected women industry experts to our Board in the past three calendar years. 44% percent of our Board are women or diverse.

Diversity, Equity, and Inclusion

CULTURE

- Advance our communication and learning to embed DEI in our culture
- Foster inclusive behaviors that create connection and belonging
- Sustain charitable giving to promote anti-racism and civil rights

LEADERSHIP

- Recognize and develop leaders that demonstrate our VIAVI values
- Educate and empower leaders to act as DEI change agents
- Embed DEI into our Compensation Committee Charter and Human Capital Management reporting

TALENT

- Strive to achieve workforce diversity consistent with local market best practices
- Leverage our early-career program to source diverse candidates
- Keep building on our employee training offerings to promote DEI

1224 900 0822

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Corporate Governance
Corporate and Global Citizenship
We are a global corporation with strong ties to the local communities in which we operate. We encourage our employees to actively participate in volunteering efforts and support educational organizations, and many of our employees contribute their time, money, and energy to make an impact in the communities where they live and work.

Community Investment
Employees across 48 global sites regularly participate in sports challenges, advocate for others, create awareness, and raise money to positively influence and impact their communities. Despite the effects of COVID-19 on our communities, including an inability to be co-located in some instances, our employees continued to rise to the challenge.

Community Projects in China
Throughout China, VIAVI employees stay involved in various environmental initiatives. In Beijing, employees practice alternative commutes by biking, taking a bus, or walking to work to reduce traffic congestion and air pollution. Employees in Shenzhen volunteer their time in coastal cleanup events. In Suzhou, employees host a charity bazaar with items donated by employees and handicrafts made by Suzhou Disabled Persons’ Federation. Revenue raised is donated to the children in the Suzhou Social Welfare Institute.

Community Outreach in Sonoma County
The VIAVI Community Affairs Team in Santa Rosa, California, is inspiring tomorrow’s workforce by supporting educational activities across Sonoma County. VIAVI is celebrating its 14th year of involvement with the Mike Hauser Academy (MHA) program. The Academy welcomes students finishing the 8th grade to spend three weeks in the summer to gain a direct learning experience interacting with science, technology, engineering, and mathematics (STEM) companies. Students visit the VIAVI facility to learn alongside engineers and participate in hands-on math and science applications to apply classroom lessons to STEM professions. VIAVI of Santa Rosa also supports the Career Tech Education (CET) foundation, local high schools, and elementary schools, as well as Sonoma State University with scholarships to foster innovation from early education to a career in a STEM-related field.

Ottawa Office Supporting Local Charities
The team members in Ottawa, Canada, are experienced fundraisers, taking part in a fundraising event called
Movember every year for the past 20 years. In Spring 2022, they embraced a new challenge, the May 50K, in aid of Multiple Sclerosis. The virtual event, aimed at getting people moving, propelled the team to walk, run and cycle through the 50-kilometer finish line and raised more than CAD $2,600 for the charity, taking the number 3 workplace spot on the fundraising leader board.

Ukraine Donation
We are looking to do our part in helping to relieve the human suffering in the Ukraine by making a corporate donation to nonprofit organizations providing emergency response on the ground. After carefully researching various organizations, we have identified UNICEF and German Red Cross as the relief entities best positioned to deliver help immediately.

Children’s Book
VIAVI employees wrote a contemporary story about the impact of fiber on communities that was made into a children’s book. The story is about the efforts of a hard-working fiber technician operating in various weather conditions to connect people to the fiber optic broadband network. Technicians across Europe use the book in conjunction with a VIAVI-branded plush toy to make a positive connection with children while working in their communities. The book is available at no cost, and donations are accepted to help raise funds for local charities. The book translated in German supports the Mental Health Foundation and the book translated in French supports children in hospitals.
Responsible Business Conduct
VIAVI is committed to responsible business conduct, and one of the ways we demonstrate this is by being an Affiliate member of the Responsible Business Alliance. As a member, VIAVI supports and has adopted the Vision and Mission of the RBA:

▪Vision: A global electronics industry that creates sustainable value for workers, the environment, and business.
▪Mission: Members, suppliers, and stakeholders collaborate to improve working and environmental conditions through leading standards and practices.

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Corporate Governance
VIAVI has committed to progressively align our own operations with the provisions of the RBA Code of Conduct and to support and encourage our own first-tier suppliers to do the same. Wherever possible, VIAVI will seek to adopt the RBA approach and tools in practical ways in the spirit of the industry’s common goals.
VIAVI has established a Global Environmental Policy and a Global Human and Labor Rights Policy, which were approved by our Board of Directors and which underscore VIAVI’s long-term commitment to respecting and protecting universal human rights, engaging in fair labor practices and advancing environmental sustainability.
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Proposal 1	Election of Directors
We are asking our stockholder to vote “FOR” nine nominees for election as Directors, each to serve on our Board for a one-year term until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or, if earlier, the Director’s resignation, removal, or death. Eight of the Nominees were previously elected by stockholders at the 2021 Annual Meeting of Stockholders.
The Board believes that each of the Nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.
Our Director Nominees

Nominee	Age at Proxy Date	Primary Occupation	Director Since
Richard E. Belluzzo (Board Chair)	68	US Venture Partner of Innogest SGR SpA	February 2005
Keith Barnes	71	Former Chief Executive Officer and Chair of the Board of Verigy Ltd.	October 2011
Laura Black	61	Managing Director of Needham & Company, LLC	February 2018
Tor Braham	65	Former Managing Director and Global Head, Technology, M&A for Deutsche Bank Securities	October 2015
Timothy Campos	49	Former Chief Executive Officer of Woven, Inc.	April 2014
Donald Colvin	69	Former Interim Chief Financial Officer of Isola Group Ltd.	October 2015
Masood A. Jabbar	72	Former Chief Executive Officer of XDS Inc.	March 2006
Oleg Khaykin	57	Chief Executive Officer of Viavi Solutions Inc.	February 2016
Joanne Solomon	56	Former Chief Financial Officer of Maxeon Solar Technologies	February 2022
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.
Considerations in Director Selection
The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc.
It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.
The Board believes that it is necessary for each of the Company’s Directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials.
In addition, in selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.
30   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 1
Qualification, Attributes, Skills and Experience
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the Director does not possess that qualification or skill.

Qualifications, Expertise & Attributes	Richard E. Belluzzo	Keith Barnes	Laura Black	Tor Braham	Timothy Campos	Donald Colvin	Masood A. Jabbar	Oleg Khaykin	Joanne Solomon
Leadership and Executive Experience
Global Business Perspective
Industry Knowledge
Institutional Knowledge
Human Capital Management
Financial/Audit
Cybersecurity/Privacy/Risk
Strategic Transactions/M&A
Sales and Marketing
Technology
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Proposal 1

Director Nominee Skills
The qualification, attributes, skills, and experience of our nominees and Directors were assessed using the following definitions:

Leadership and Executive Experience
Oversaw the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role at a public company. Previous Board experience at a public company.

Global Business Perspective
Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).

Industry Knowledge
Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.

Institutional Knowledge
Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.

Human Capital Management
Experience recruiting, managing, developing and optimizing a company’s human resources to maximize its business value.

Financial/Audit
Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes

Cybersecurity/Privacy/Risk
Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.

Strategic Transactions/M&A
A history of leading growth through acquisitions, other business combinations and strategic partnership transactions.

Sales and Marketing
Experience in sales management, marketing campaign management, advertising or public relations.

Technology
A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.

32   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Certain individual qualifications and skills of our Directors that contribute to the Board’s effectiveness as a whole are described below. Biographical information is as of the date of this Proxy Statement.
Richard E. Belluzzo
Age 68
Director Since: February 2005
Chair of the Board Since: November 2012
Experience:
Mr. Belluzzo served as interim Chief Executive Officer of VIAVI from August 2015 through February 2016. Mr. Belluzzo has served as US Partner of Innogest SGR SpA, a European Venture Fund since February 2015. From April 2011 to August 2012, he served as Executive Chair of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chair and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. Before Silicon Graphics, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization.
Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board as its independent Chair and to its Compensation and Governance Committee.
Keith Barnes
Age 71
Director Since: October 2011
Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chair of the Board of Verigy from 2008 through 2011. Prior to that he was Chair and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chair and Chief Executive Officer of Integrated Measurement Systems, Inc. from 1995 through 2001. Mr. Barnes is currently a member of the Board of Directors, Chair of the Compensation Committee, and member of the Governance and Nominating Committee of Knowles Corporation. Mr. Barnes is a member of the Board of Directors, Chair of the Compensation Committee and member of the Governance and Nominating committees of Rogers Corporation. Within the past five years, Mr. Barnes also served on the Board of Director of Mentor Graphics.
Qualifications:
Mr. Barnes’ extensive management experience as Chief Executive Officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, provide important perspective and expertise as a Director and Chair of the Compensation Committee and a member of the Audit and Governance Committee.
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Proposal 1
Director Nominee Biographies
Laura Black
Age 61
Director Since: February 2018
Experience:
Ms. Black has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm since 1999. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple mergers and acquisitions transactions. From July 1995 to February 1999, she served as a Managing Director of Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin- off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black is currently a member of the Board of Directors, Chair of the Nominating and Governance Committee and member of the Audit Committee of Ichor Holdings, Ltd. Ms. Black is also currently a member of the Board of Directors and Interim Chair of the Audit Committee of Sakuu Corporation. Within the last five years, Ms. Black also served as Chair on the Audit Committee of Super Micro Computer, Inc.
Qualifications:
Ms. Black’s investment banking background and substantial experience with mergers and acquisitions and technology- focused firms as well as her experience as a public company audit committee chair, bring important perspective and expertise to the Board and its Corporate Development Committee and assist the Board in evaluating strategic opportunities.
Tor Braham
Age 65
Director Since: October 2015
Experience:
Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, from 2004 until 2012. From 2000 to 2004, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham currently serves as a member of the Board of Directors and member of the Audit Committee of Altaba, Inc., formerly Yahoo! Inc. Mr. Braham also serves as a member of the Board of Directors, and a member of the Audit Committee and Compensation Committee of A10 Networks, a networking and security company.
Qualifications:
Mr. Braham’s substantial mergers and acquisitions experience assist the Board in evaluating the Company’s strategic opportunities and bring important perspective and expertise to the Board and its Corporate Development Committee.
34   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Timothy Campos
Age 49
Director Since: April 2014
Experience:
Mr. Campos served as the Chief Executive Officer of Woven, Inc. since December 2016. Mr. Campos served as the Chief Information Officer and Vice President of Information Technology of Facebook, Inc. from August 2010 to November 2016. Prior to Facebook, he served as the Chief Information Officer and Vice President of Information Technology at KLA- Tencor from 2005 to 2009. Prior to KLA-Tencor, Mr. Campos worked at internet startup Portera Systems where he was responsible for engineering and hosting architecture. Mr. Campos is currently a member of the Board of Directors of Rackspace and UKG.
Qualifications:
Mr. Campos’ extensive industry experience in enterprise networks, application hosting and managing big data provides valuable insight into those markets and brings important perspective and expertise to the Board and its Compensation and Corporate Development Committee.
Donald Colvin
Age 69
Director Since: October 2015
Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin recently joined the Board of Directors of Maxeon Solar Technologies and is the board chairman, member of the Audit Committee and Chair of the Compensation Committee and member of the Nominating and Governance Committee. Mr. Colvin currently serves as a member of the board of Directors and Chair of the Audit Committee of Agilysys, Inc. and was previously a Director of Applied Micro Circuits Corp.
Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of Directors provide valuable perspective on the Company’s operations and opportunities and provide valuable perspective and expertise as a Director and Chair of the Audit Committee and member of the Corporate Development Committee.
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Proposal 1
Director Nominee Biographies
Masood A. Jabbar
Age 72
Director Since: March 2006
Experience:
Mr. Jabbar served as Lead Independent Director from November 2015 to February 2016. Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. (“Sun”) from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is a member of the board of Directors, and Chair of the board of Directors of Trice Imaging, Inc.
Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particularly relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides him with valuable perspective as a Director and Chair of the Company’s Corporate Development Committee and as a member of the Audit Committee.
Oleg Khaykin
Age 57
Director Since: February 2016
Experience:
Mr. Khaykin joined VIAVI in February 2016 as President and Chief Executive Officer. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and Chief Executive Officer of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola, Inc. Mr. Khaykin is currently a member of the board of Directors of Avnet, Inc. where Mr. Khaykin serves on the Audit and Finance committees. Within the past five years, Mr. Khaykin also served as Chair of the Executive Compensation Committee and a member of the Nominating and Governance Committee at Marvell Technology Group.
Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.
36   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Joanne Solomon
Age: 56
Director Since: February 2022
Experience:
Joanne Solomon served as Chief Financial Officer of Maxeon Solar Technologies Ltd. from January 2020 to March 2021. From July 2017 to Jan 2020, she served as Chief Financial Officer at Katerra Inc. Prior to that, she worked for sixteen years at Amkor Technology, Inc., one of the world's largest providers of semiconductor packaging and test services, in various roles including CFO. Solomon began her career at Price Waterhouse.
Qualifications:
Ms. Solomon's financial expertise and service provide valuable perspective to the Board and as a member of the Audit Committee. She brings extensive leadership experience and deep technology industry knowledge.
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Proposal 1
Director Compensation
Director Compensation Highlights
▪Emphasis on equity in the overall compensation mix.
▪Equity grants under a fixed-value annual grant policy with one-year vesting.
▪No performance-based equity awards
▪Stock ownership guidelines set at three times the annual retainer to support stockholder alignment.
▪Policies prohibiting hedging, pledging and insider trading by our Directors
▪No per-meeting fees
▪Deferral provisions to facilitate stock ownership.
▪An annual limit on total Director compensation.
Purpose
Our Director compensation program is designed to attract and retain highly qualified non-employee Directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee Directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interest of Directors and stockholders.
Process for Determining Non-Employee Director Compensation
Decisions regarding our non-employee Director compensation program are approved by the full Board based on recommendations by the Compensation Committee. In making such recommendations, the Compensation Committee takes into consideration the Director compensation practices of peer companies, the current and expected level of service of Directors, and whether such recommendations align with the interests of our stockholders. Like the compensation of our executive officers, the Compensation Committee reviews the total compensation of our non-employee Directors and each element of our Director compensation program annually. At the direction of the Compensation Committee, Compensia, the Compensation Committee’s independent consultant, annually analyzes the competitive position of the Company’s Director compensation program against the peer group used for executive compensation purposes.
Changes to Non-Employee Director Compensation for FY22
In August 2021, Compensia reviewed the competitive position of the compensation for non-employee Directors and recommended increasing the annual retainer from $60,000 to $70,000, the annual target RSU grant value from $200,000 to $210,000, the annual Audit Committee Chair retainer from $30,000 to $32,000, and the annual
Audit Committee Chair retainer from $20,000 to $24,000. In addition, Compensia recommended providing for an annual Cybersecurity Steering Committee Chair retainer of $15,000 and an annual Cybersecurity Steering Committee member retainer of $7,500 for non-employee Directors serving in such roles to appropriately compensate non-employee Directors for their services (employees serving on this committee would receive no compensation for their services). In making such recommendations, Compensia noted that the Board last approved adjustments to non-employee Director compensation in August 2015.
Based on Compensia’s recommendations and after considering the increased expectations and level of involvement associated with serving on the Board and the Committee roles for which increases or retainers were recommended, the Compensation Committee recommended, and the Board approved the foregoing to changes to our non-employee Director compensation program in November 2021.
Director Compensation Governance
Our stockholder-approved Amended and Restated 2003 Equity Incentive Plan provides that the aggregate value of all compensation paid or granted, as applicable, to any non-employee Director with respect to any fiscal year, including awards granted under the Amended 2003 Plan and cash fees paid by us to such non-employee Director, will not exceed $1,000,000 in total value.
Our non-employee Directors are subject to Director stock ownership guidelines and prohibitions on hedging, pledging and insider trading. Please see our Compensation Discussion and Analysis below for more information. As of September 21, 2022, our Directors have either satisfied their stock ownership requirement or have time to satisfy the requirement.
38   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 1
FY22 Director Compensation Program
Our FY22 non-employee Director compensation is described in its entirety in the table below:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Annual Retainer	$70,000, paid in quarterly installments
General Board Service – Equity
Annual RSU Grant	Grant Value of $210,000; made under the Amended and Restated 2003 Equity Incentive Plan
Vesting Schedule	Vest on the first anniversary of the grant date
Number of shares determined using 30 calendar day average stock price prior to date of grant

		Chair	Member
Committee Service Annual Retainer	Audit	$32,000	$15,000
	Compensation	$24,000	$10,000
	Governance/Corporate Development/Cyber Risk	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer	$75,000
Non-employee Directors are also reimbursed for travel and other out-of-pocket expenses in connection with their attendance at Board and committee meetings.
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Proposal 1
2022 Director Compensation Table
This table below describes the compensation earned by each non-employee Director who served in FY22. Mr. Khaykin received no compensation as a Director.

DIRECTOR COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Keith Barnes	114,000	205,462	319,462
Richard E. Belluzzo	167,500	205,462	372,962
Laura Black	90,000	205,462	295,462
Tor Braham	75,000	205,462	280,462
Timothy Campos	82,500	205,462	287,962
Donald Colvin	107,000	205,462	312,462
Glenda Dorchak	15,000	205,462	220,462
Masood A. Jabbar	97,500	205,462	302,962
Joanne Solomon	48,863	165,880	214,743
(1)Oleg Khaykin, our President and Chief Executive Officer, is not included in this table as he is an employee of the Company and as such received no compensation for his services as a Director. His compensation is disclosed in the Summary Compensation Table.
(2)The amounts shown in this column represent the grant date fair values of RSUs issued pursuant to the Company’s Amended and Restated 2003 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee Directors. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the FY22 filed with the SEC on August 19, 2022. For information regarding the number of unvested RSUs held by each non-employee Director as of the end of FY22, please see the table below.

Non-Employee Director	Unvested Restricted Stock Units Outstanding At Fiscal Year End
Mr. Barnes	13,544
Mr. Belluzzo	13,544
Ms. Black	13,544
Mr. Braham	13,544
Mr. Campos	13,544
Mr. Colvin	13,544
Ms. Dorchak	0
Mr. Jabbar	13,544
Ms. Solomon	10,158
40   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 2	Ratification of Independent Auditors
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending July 1, 2023. The Board asks stockholders to ratify that selection. Although current law, rules, and regulations, and the charter of the Audit Committee require the Audit Committee to engage, retain, and supervise VIAVI’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice.
The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:
▪Quality and performance of the lead audit partner and the overall engagement team;
▪Knowledge of the Company’s industries and operations;
▪Global capabilities and technical expertise:
▪Auditor independence and objectivity; and
▪The potential impact of rotating to another independent audit firm.
The Audit Committee’s oversight of PricewaterhouseCoopers LLP includes regular private sessions with PricewaterhouseCoopers LLP, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage PricewaterhouseCoopers
LLP. Considerations concerning auditor independence include:
▪Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by PricewaterhouseCoopers LLP in accordance with VIAVI’s pre-approval policy.
▪Audit partner rotation: PricewaterhouseCoopers LLP rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.
▪PricewaterhouseCoopers LLP’s internal independence process: PricewaterhouseCoopers LLP conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.
▪Strong regulatory framework: PricewaterhouseCoopers LLP, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Based on these considerations, the Audit Committee believes that the selection of PricewaterhouseCoopers LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of PricewaterhouseCoopers LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2022 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended July 2, 2022 and July 3, 2021, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2022	Fiscal 2021
Audit Fees (1)	$3,576,176	$3,446,024
Audit-Related Fees (2)	—	—
Tax Fees (3)	228,934	273,470
All Other Fees (4)	4,500	4,500
Total	$3,809,610	$3,723,994
(1)Audit Fees are related to professional services rendered in connection with the audit of the
Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. Audit Fees in FY22 and FY21 include fees for services performed by PricewaterhouseCoopers LLP in connection with the audit of the Oracle R12 implementation.
(2)There were no Audit-Related Fees in FY22 and FY21.
(3)Tax Fees for FY22 and FY21 include professional services rendered in connection with transfer pricing consulting, tax audits, tax planning services and other tax compliance and consulting.
(4)All Other Fees are related to certain software subscription fees for FY22 and FY21.
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Proposal 2
For FY22, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of
PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit
Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2023.
42   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Audit Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Audit Committee of the Board of Directors is responsible for, among other things, assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee Directors, all of whom satisfy the independence, financial literacy and experience requirements of the SEC, rules applicable to Nasdaq-listed issuers, and any other regulatory requirements, as applicable. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as an “audit committee financial expert” as defined by the SEC.
Management has the primary responsibility for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the scope of the independent audits, the results of the audits, including critical audit matters (CAMs), and other non-audit services provided by the Company’s independent registered public accounting firm.
The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 2, 2022.
Review with Management
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.
The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.
During the course of FY22, management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for FY23.
Conclusion
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022.
Audit Committee
Donald Colvin, Chair
Keith Barnes
Masood A. Jabbar
Joanne Solomon

VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    43

Executive Officers
The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	57	President and Chief Executive Officer (“CEO”)
Henk Derksen	53	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	59	Executive Vice President and Chief Marketing and Strategy Officer
Ralph Rondinone	60	Senior Vice President, Global Operations and Services, Network and Service Enablement
Luke Scrivanich	60	Senior Vice President and General Manager, Optical Security & Performance Products (OSP)
Kevin Siebert	53	Senior Vice President, General Counsel and Secretary
Gary Staley	55	Senior Vice President, Global Sales, Network and Service Enablement
Oleg Khaykin
For information regarding Oleg Khaykin, please refer to Proposal No. 1, “Election of Directors,” on page 29 above.
Henk Derksen joined the Company in March 2021 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Derksen served in a number of positions at Belden Inc., (NYSE: BDC), a manufacturer of networking, connectivity, and cable products, most recently as Senior Vice President, Finance and Chief Financial Officer since 2012. Prior to Belden, Mr. Derksen worked in public accounting at Price Waterhouse Coopers and Baker Tilly. Mr. Derksen has a B.A. in Accounting from the University of Arnhem in the Netherlands and holds a Master’s degree in Business Economics and Tax from Tilburg University in the Netherlands.
Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was Chief Executive Officer of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.
Ralph Rondinone joined the Company in April 2012 as Vice President of Global Operations and Services, NSE and became Senior Vice President of Global Operations and Services, NSE in January 2013. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.
Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG
Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.
Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in- house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.
Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network and Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of America Sales for Fluke Networks from 2010 to 2012. Earlier roles included sales leadership positions at Verizon, Alcatel-Lucent, AboveNet, Dell Technologies, Impreva and Firescope. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.
44   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Proposal 3	Advisory Vote on Executive Compensation
Pursuant to section 14A of the Securities Exchange Act, stockholders have the opportunity to cast an annual non-binding, advisory vote on the compensation of our NEOs. Accordingly, we are asking you to approve the following resolution at the 2022 Annual Meeting:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
You are encouraged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis (“CD&A”), along with the accompanying tables and narrative disclosure, which describe the compensation of our NEOs.
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and will consider the results of the vote when making future compensation decisions. It is expected that the next advisory vote on the compensation of the Company’s NEOs will be held at the 2023 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
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A Message from the Chair of the Compensation Committee of the Board of Directors
Dear Fellow Stockholders,
As we look forward to the 2022 Annual Meeting, this letter highlights our financial and operational accomplishments, the challenges we faced in the last fiscal year, key compensation decisions, and the communications we had with our stockholders since our last annual meeting of stockholders. Specifically, this letter and the Compensation Discussion & Analysis (“CD&A”), that follows this letter are focused on highlighting the following key themes:
▪We have returned to our standard annual executive compensation program. In FY21, we made compensation decisions that we believed to be critical to the retention of our management team and, therefore, in the best interests of our stockholders but were not necessarily consistent with our past pay for performance practices. In FY22, having addressed such retention concerns, we returned to our standard annual executive compensation program.
▪We have heard our stockholders’ concerns, not only through our last Say-on-Pay advisory vote (56% of the votes cast were voted in favor of our executive compensation program) but through our own extensive outreach efforts subsequent to last year’s vote.
▪We are committed to realigning our compensation with best practices and, to that end, we have outlined several commitments below that go beyond merely addressing the concerns expressed by our stockholders, which we plan to implement by early FY23 (before our next annual proxy statement filing).
We invite you to review the CD&A that follows this letter for more detailed information about our new commitments.

FY22 Overview
FY22 yielded solid year-over-year financial results:
▪Net revenue of $1.3 billion, up $93.5 million or 7.8% year-over-year
▪GAAP operating margin of 14.3%, up 240 bps year-over-year
▪Non-GAAP operating margin of 22.2%, up 110 bps year-over-year
▪GAAP EPS of $0.07, down $0.22 or 75.9% year-over-year (largely due to settlement of existing convertible notes)
▪Non-GAAP EPS of $0.95, up $0.12 or 14.5% year-over-year
*Appendix A includes a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Key FY22 Compensation Decisions
▪Modest increases in base salaries and no changes to target annual cash incentive award opportunities (as a percentage of base salary). Base salaries for certain of our named executive officers (“NEOs”) were increased modestly and no NEOs received an increase to their target annual cash incentive award opportunities (as a percentage of base salary).
▪FY22 annual incentive payouts reflected the rigor of our short-term goals. Our NEO’s annual cash incentive payouts were well aligned with the performance of their respective functions and business units. For example, both our Chief Executive Officer and Chief Financial Officer’s received annual cash incentive payouts that were below target, despite our improved financial performance.
▪Only standard annual long-term incentives awards were granted in FY22. Market-based stock units (“MSUs”) and time-based restricted stock units (“RSUs”) were granted to further incentivize our executive team to achieve meaningful growth in our stock price over the next three years, align our executive team’s interests with the interests of our stockholders and enhance our stability through executive retention with multi-year vesting periods.

Our Response to our FY21 Say-on-Pay Vote and Commitment to Governance Best practices
In response to our 2021 Say-on-Pay advisory vote, we engaged in discussions with our major stockholders as described in the CD&A below, and reviewed the feedback from the major proxy advisory firms. Our stockholders were primarily concerned with:
▪The retention grants that were granted in FY21 outside of our annual long-term incentive compensation program.
▪The lack of ESG metrics in our annual cash incentive plan.
Certain stockholders also expressed concern with the use of an absolute stock price metric with respect to the performance-based retention grants and/or asked that we consider incorporating operating metrics into our annual long-term incentive plan.
Following these discussions and in light of our continued commitment to corporate governance best practices, we are making or considering the following enhancements to our executive compensation program:
▪We do not intend to grant one-time equity awards to our executive officers outside of our ongoing annual long-term incentive compensation program, except in connection with new hires and promotions.
46   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

A Message from the Chair of the Compensation Committee of the Board of Directors
▪We intend to incorporate ESG metrics into our fiscal year 2024 annual cash incentive plan.
▪It is unlikely that we will grant performance-based equity awards, which use an absolute stock price metric in the future.
▪We will consider incorporating operating metrics into our annual long-term incentive plan when evaluating the design of our fiscal year 2024 annual cash incentive plan.
We thank our stockholders for taking the time to share their insights, whether in person or through written correspondence, and look forward to continuing this dialogue.
Sincerely,
Keith Barnes
Chair, Compensation Committee of the Board of Directors
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    47

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation program including VIAVI’s compensation philosophy, which focuses on rewarding our executive officers for their central role in our growth and long-term performance. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For FY22, our NEOs consisted of the five current executive officers named below and in the executive compensation tables of this Proxy Statement. We use “Compensation Committee” in the CD&A and the executive compensation tables to refer to the Compensation Committee of VIAVI’s board of Directors.

Oleg Khaykin	President and Chief Executive Officer (our “CEO”)
Henk Derksen	Executive Vice President and Chief Financial Officer (our “CFO”)
Paul McNab	Executive Vice President and Chief Marketing & Strategy Officer
Luke Scrivanich	Senior Vice President Optical Security & Performance Products
Gary Staley	Senior Vice President, Global Sales, Network and Service Enablement
Executive Summary

Business Highlights
VIAVI’s financial results for FY22 demonstrate the overall strength and resilience of our business model. Despite experiencing global supply chain disruptions, higher shipping-related charges, and inflationary pressures, we saw significant improvements in our financial results compared to FY21, including a record year for revenue and increases in both our GAAP and non-GAAP operating margins, with our non-GAAP operating margin at an all-time high. GAAP EPS was down largely due to the loss incurred in connection with the repurchase of certain convertible notes. We also made a number of capital structure improvements, which included the completion a $400 million high-yield 2029 note offering at an attractive 3.75% interest rate, and the retirement of about 57% of existing convertible notes in FY22. Also, during FY22, we repurchased 14.8 million shares of our common stock for $235.5 million.

Net Revenues grew 7.8% year-over-year to	GAAP Operating Margin grew 240 basis points year-over-year to	Total Consolidated GAAP EPS decreased 75.9% year-over-year to
$1.3 Billion	14.3%	$0.07(1)(2)

Capital Returned to Stockholders in FY22	Non-GAAP Operating Margin grew 110 basis points year-over-year to	Total Consolidated non-GAAP EPS grew 14.5% year-over-year to
$235.5 Million	22.2%(1)	$0.95(1)
(1)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)GAAP EPS decrease largely due to the loss incurred in connection with the repurchase of certain convertible notes.
48   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis

Business Overview
Strong Growth for Network and Service Enablement in Fiber and Wireless
▪Our Network Enablement (“NE”) business segment experienced strong revenue growth driven by fiber and wireless, with revenues growing 13.3% year-over-year as North American service providers upgraded and expanded their networks with fiber optics, and wireless demand increased in FY22.
▪Our Service Enablement (“SE”) business segment experienced a 13.1% increase in revenue year over year as we saw strong growth in assurance solutions and data center products, in part due to increased market demand for 5G and growth in network traffic.
Continued Growth in Optical Security and Performance (“OSP”) Products
▪Revenue from our OSP business segment decreased by 4.9% year-over-year, primarily driven by a decrease in demand for our consumer electronics and industrial products.
Successfully Managing Supply Chain Disruptions
▪We continued to execute successfully in FY22 despite supply chain shortages. Our ability to secure critical components, build inventory and meet customer demands has been a great differentiator and enabled us to grow revenue and market share.
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Compensation Discussion and Analysis
Our Executive Compensation Program
In response to the results of our 2021 Say-on-Pay advisory vote, we contacted stockholders collectively representing approximately 70% of our outstanding shares to offer to discuss their perspectives on our executive compensation program and corporate governance and ESG practices, stockholders representing approximately 50% of our outstanding shares accepted our offer to engage. Informed by these discussions, and in consideration of the feedback that we received from our stockholders, we made certain decisions regarding our incentive award grant practices going forward. We also made meaningful enhancements to this CD&A, enhancing our disclosure through providing increased detail and transparency of our FY22 target annual cash incentive award opportunities. We performed well against our FY22 goals, as further described below.

Incentive Awards	Performance Highlights	Commentary

FY22 Target Annual Cash Incentive Award Opportunities (as a percentage of base salary)
▪H1 Aggregate Achievement Against Financial Goals: Corporate: 74%; NSE: 128%; OSP: 20%; NSE Sales: 117%
▪H2 Aggregate Achievement Against Financial Goals: Corporate: 109%; NSE: 82%; OSP: 136%; NSE Sales: 90%
▪Achievement Against Strategic Goals: 100%*
▪* Mr. Staley did not have any strategic goals given his role.

Payouts were subject to the achievement of a threshold performance level.
Financial goals were weighted at 80% (except in the case of Mr. Staley whose goals were weighted at 100%) and capped at 150% payout, and strategic goals were weighted at 20% and capped at 100% payout.

Annual Market-based Stock Units (“MSUs”)(1)
▪FY18 MSUs: 115.5% of 4th tranche earned, based on our 61.2 percentile TSR ranking**
▪FY19 MSUs: 130.3% of 3rd tranche earned, based on our 67.1 percentile TSR ranking
▪FY20 MSUs: 37% of 2nd tranche earned, based on our 36.1 percentile TSR ranking
▪FY21 MSUs: 83.3% of 1st tranche earned, based on our 50th percentile TSR ranking
▪FY21 CFO MSUs: 92.3% of 1st tranche earned, based on our 52.7 percentile TSR ranking(2)
▪(1) Earned based on stock price through 9/15/21
▪(2) Mr. Staley and Mr. Derksen received MSUs with four vesting tranches in connection with their new hire awards, which vest over four years.

Earned based on our total stockholder return (“TSR”) relative to the performance of companies in the Nasdaq Telecommunications Index (the “Nasdaq Telecom Index”) measured over one-year, two-year and three-year performance periods.

FY21 Retention Awards: Performance-based Stock Units (“PSUs”) and Time-based Restricted Stock Units (“RSUs”)	▪0% of PSUs and RSUs have vested
There have been no shares awarded to any of our NEOs under their PSU awards, which vest based on share price or their RSU awards as the share price goal has not been achieved and the RSUs are subject to four-year “cliff” vesting.
Further, while our CEO has made considerable progress under his Executive Leadership Development and Succession Plan, his PSUs that are associated with the achievement of such goal are subject to four-year “cliff” vesting and the performance goal has not yet been achieved.

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Compensation Discussion and Analysis
2021 Say-on-Pay Advisory Vote - Stockholder Outreach
Every year, VIAVI provides our stockholders with the opportunity for an annual vote to approve the compensation of our NEOs on an advisory basis. At our 2021 Annual Meeting of Stockholders, approximately 56% of our stockholders’ votes cast were voted in favor of our executive compensation program, which was a departure from the 2020 and 2019 vote in which we received approximately 98% support of the votes cast. Following this vote, we conducted an extensive engagement campaign with our stockholders, which we describe in detail below.
We Contacted Stockholders Representing Approximately 70% of our Total Shares Outstanding

Stockholders We Contacted

▪We reached out to 25 stockholders representing approximately 70% of our total shares outstanding to invite them to participate in meetings to discuss our executive compensation program.
▪13 stockholders representing approximately 51% of our total shares outstanding accepted our invitation to share feedback.

VIAVI Participants

▪Richard E. Belluzzo, the independent chair of the Board and Keith Barnes, the independent chair of the Compensation Committee, participated in meetings with investors representing approximately 51% of our total shares outstanding.
▪VIAVI partners from our legal, investor relations, and human resources teams participated in the stockholder meetings.

Key Themes from Stockholder Engagement
While our stockholders were generally pleased with the design of our executive compensation program, they did express concern with the retention grants that were granted in FY21 outside of our annual long-term incentive compensation program and the lack of ESG metrics in our annual cash incentive plan. Certain stockholders also expressed concern with the use of an absolute stock price metric with respect to the performance-based retention grants, and/or asked that we consider incorporating operating metrics into our annual long-term incentive plan.
The Compensation Committee is committed to implementing compensation programs that are aligned with the interests of our stockholders and confirms that it does not intend to grant future equity awards to our continuing executive officers outside of our ongoing annual long-term incentive compensation program (except in connection with new hires and promotions), and intends to incorporate ESG metrics into our fiscal year 2024 annual cash incentive plan. It is also unlikely that the Compensation Committee will grant performance-based equity awards, which use an absolute stock price metric going forward, and the Compensation Committee will consider incorporating operating metrics into our annual long-term incentive plan when evaluating the design of our fiscal year 2024 annual cash incentive plan.
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Compensation Discussion and Analysis

What We Heard		What We Did
Topic	Feedback	Changes for FY22 and Beyond

Retention Grants	Stockholders expressed a concern with the granting of equity awards to our executive officers outside of our ongoing annual long-term incentive compensation program.	▪We do not intend to grant one-time equity awards to our executive officers outside of our ongoing annual long-term incentive compensation program, except in connection with new hires and promotions.

Use of ESG Metrics in the Annual Incentive Plan	Stockholders would like to see the use of ESG metrics in our annual incentive plan.	▪We intend to incorporate ESG metrics into our fiscal year 2024 annual cash incentive plan.

Use of Absolute Stock Price as a Performance Metric	Certain stockholders disfavor the use of absolute stock price as a performance metric for equity awards.	▪It is unlikely that we will grant performance-based equity awards, which use an absolute stock price metric in the future.

Use of Operating Metrics in the Annual Long-Term Incentive Plan	Certain stockholders also asked that we consider incorporating operating metrics into our annual long-term incentive plan.	▪We will consider incorporating operating metrics into our annual long-term incentive plan when evaluating the design of our fiscal year 2024 annual cash incentive plan.
52   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
CEO Compensation and Performance Alignment
The Compensation Committee takes seriously its responsibility to maintain appropriate pay for performance alignment with an emphasis on sustainable stockholder value creation. We set rigorous short- and long-term incentive goals and use equity in long-term incentives to ensure executive compensation is aligned with stockholder value creation, as illustrated in the chart below, which shows the relationship between our CEO’s target compensation and realizable pay over the last two fiscal years. The realizable pay of our CEO’s short-term incentive compensation is tied to the achievement of financial and strategic goals, while the realizable pay of his long-term incentive compensation is contingent upon the value of our stock price on both an absolute basis and relative to other companies in the Nasdaq Telecom Index.
From the end of fiscal year 2020 (“FY20”) through the end of FY22, our stock price experienced a modest increase in value of approximately 5%. However, as of the end of FY22, the realizable value of our CEO’s target total direct compensation awarded in FY21 was only 76% of target. While the realizable value of his RSUs and MSUs granted in FY21 was above target, the realizable value attributable to the one-time long-term equity awards granted to our CEO in FY21 was equal to only 42% percent of target given our stock price and the fact that the performance goals of his PSUs, which vest based on our stock price and certain Executive Leadership Development and Succession plan goals, have not been achieved. See the section entitled “Long-Term Retention PSUs and RSUs”, l below for more information. Further, the realizable value of our CEO’s target total direct compensation awarded in FY22 was 82% of target, which reflects, among other things, the alignment of our FY22 performance goals with our actual performance.

$16.9m
$12.8m
$9.4m
$7.7m
Target Pay
Realizable Pay

($)	FY21 Target	FY21 Realizable	FY22 Target	FY22 Realizable
Base Salary	$800,000	$800,000	$849,038	$849,038
Non-Equity Incentive Plan Compensation	$960,000	$894,281	$1,018,846	$938,369
RSUs	$3,481,548	$3,764,430	$3,460,542	$2,717,366
MSUs	$4,095,629	$4,178,001	$4,087,467	$3,148,295
FY21 One-Time Retention Equity Awards
Time-based RSU Awards	$4,069,450	$3,207,050	—	—
Share Price PSUs	$1,488,375	—	—	—
Executive Leadership PSUs	$2,034,725	—	—	—
“Target Pay” for each fiscal year is the sum of (a) the salary rate for that year, pro-rated accordingly based on the effective date of any increase, (b) the target annual cash incentive award opportunity, and (c) the grant date fair value of long-term incentive compensation awards.
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Compensation Discussion and Analysis
“Realizable Pay” for FY22 is the sum of (a) the salary earned for that year, (b) the annual incentive award earned for that year, (c) the value of RSUs granted in that fiscal year, which for vested RSUs is equal to the stock price on the applicable vesting dates multiplied by the number of vested RSUs, and for unvested RSUs is valued based on our closing stock price on July 1, 2022, the last trading day of FY22, multiplied by the number of unvested RSUs, (d) the value of MSUs granted in that fiscal year, which for: (i) unvested MSUs are valued based on the number of shares that would have been earned based on actual results through July 1, 2022, multiplied by our closing stock price on July 1, 2022, and (ii) vested MSUs are valued based on the number of shares earned multiplied by our closing stock price on July 1, 2022, and (e) the value of PSUs granted in FY21, which are valued at $0 given that the stock price target and the executive leadership development goals have yet to be achieved.
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Compensation Discussion and Analysis
Long-Term Retention PSUs and RSUs
In FY21, we experienced retention issues related to the highly competitive talent market within which we compete, as a number of the core members of our executive team were recruited to work for other companies, which ultimately culminated in the departure of our then Chief Financial Officer. Such concerns led the Compensation Committee in February 2021 to approve an Executive Retention Plan, pursuant to which key executive officers, including our CEO, received long-term equity awards, 50% of which were performance-based and 50% which were time based.
Our CEO received 50% of his performance-based awards in the form of performance-based stock units that vest based on the achievement of share-price targets (“Share Price PSUs”) and the other 50% in the form of performance-based stock units that vest based on Executive Leadership Development and Succession plan goals specific to him (“Executive Leadership PSUs”). 100% of the performance-based awards of the other key executive officers were in the form of Share Price PSUs.

Share Price PSUs
The Share Price PSUs are earned when the average share price of our common stock equals or exceeds $20 over a minimum period of 90 consecutive calendar days, based on the daily closing share price. 50% of the Share Price PSUs will vest and be released at the time of achievement, subject to continuous active service through the vesting date and the remaining 50% will cliff vest and be released at the earlier of the first anniversary date of the achievement of the share price goal or at the end of the four-year retention period commencing on February 28, 2021, subject to continuous active service through the vesting date. The Share Price PSUs are intended to reward sustained growth in our stock price and further align the interests of our executive officers with those of our stockholders, while also incentivizing retention.

Executive Leadership PSUs
Our CEO’s Executive Leadership PSUs are earned once our Board of Directors (the “Board”) has approved an Executive Leadership Development and Succession Plan developed by our CEO. Subject to achievement of the executive leadership development goal and approval of the Board, the Executive Leadership PSUs will vest and be released on the fourth anniversary of the grant date, subject to our CEO’s continuous active service through the vesting date. The Executive Leadership PSUs are intended to incentivize our CEO to develop a comprehensive executive talent development and succession plan that will position VIAVI for long term growth and sustainability and mitigate the impact of the loss of one or more of our key executive talent.

Time-based RSUs
The time-based long-term equity awards were in the form of RSUs, which “cliff” vest on the fourth anniversary of the grant date (the “Retention RSUs”). The extended “cliff” vesting period of four years is for retention purposes and the vesting period is significantly longer than that of our standard annual equity awards, which typically vest in equal one-year installments over three years on the anniversary of the grant date.

Achievement to Date
There have been no shares awarded to our CEO or to any of our NEOs under any of the Share Price PSU or RSU awards as the share price goal has not been achieved and the RSUs remain subject to our four-year “cliff” vesting requirement. Further, while our CEO has made considerable progress under his Executive Leadership Development and Succession plan goals, including an executive success profile that has been approved by the Board, identifying internal candidates and benchmarking external candidates against the success profiles, additional work, including a detailed presentation to the Board of Directors covering the outcome of the internal and external assessment as well as the individual development plans for internal candidates, must be completed before the performance goal will be deemed to be achieved by the Board.
The realizable value of our CEO’s Share Price PSUs, Executive Leadership PSUs and Retention RSUs as of July 2, 2022 is set forth in the chart below:

Grant Date Fair Value of the CEO Retention Awards (1)	Realizable Pay as of July 2, 2022 (2)
(1)    Reflects aggregate grant date fair value of PSUs and RSUs.
(2)    Reflects realizable value of PSUs and RSUs, calculated by multiplying the number of outstanding RSUs held by our CEO by $13.09 per share, which was our closing stock price on July 2, 2022. The PSUs had a realizable value of $0 as of July 2, 2022 given that the stock price target and the executive leadership development goal have yet to be achieved.
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Compensation Discussion and Analysis
Compensation Philosophy
We have designed our executive compensation program to attract, motivate, and retain a team of highly qualified executive officers who will drive our technological and business success. To motivate and reward our executive officers for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance	Competitiveness	Outperformance
Align executive compensation to the success of our business objectives and the VIAVI growth strategy	Provide competitive compensation that attracts and retains top-performing executive officers	Motivate executive officers to achieve results that exceed our strategic plan targets

Stockholder Alignment	Balance	Internal Pay Equity
Align the interests of executive officers and stockholders through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of near- and long-term results	Promote collaboration among executive officers by considering internal pay equity in setting compensation levels
Compensation Governance Highlights
We are committed to maintaining an executive compensation program that is consistent with compensation governance best practices:

What We Do	What We Don’t Do
•Compensation Committee is comprised 100% of independent Directors.
•Independent compensation consultant retained by the Compensation Committee.
•Balance short- and long-term incentives, cash and equity and fixed and variable pay elements.
•Performance-based equity awards comprising approximately 50% of the overall equity allocation to executive officers.
•Require one-year minimum vesting for equity awards, subject to certain limited exceptions.
•Maintain a clawback policy that applies to both cash incentives and equity awards.
•Assess and mitigate compensation risk.
•Solicit an annual advisory vote on named executive officer compensation.
•Maintain stock ownership guidelines.

•No employment agreements that provide for fixed terms or automatic compensation increases or equity awards.
•No repricing or repurchasing of underwater stock options without stockholder approval.
•No dividends or dividend equivalents on unearned awards.
•No pledging or hedging of VIAVI securities.
•No “single trigger” change in control acceleration of vesting for equity awards.
•No excessive perquisites.
•No excessive cash severance payments or benefits.
•No executive pension plans or supplemental executive retirement plans.
•No "golden parachute" tax gross-ups.
•No multiple classes of equity or non-voting stock

56   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
FY22 Target Compensation
The vast majority of the target total direct compensation value we deliver to our executive officers is in the form of compensation that is variable or “at-risk” based on our performance or the value of our stock price. The at-risk elements of our FY22 executive compensation program include (i) our Annual Incentive Bonus Plan, a cash annual incentive bonus, and (ii) our long-term equity incentive compensation plan, through which RSUs and MSUs were granted as long-term equity incentive awards.

FY22 CEO TARGET COMPENSATION(1)	FY22 OTHER NEO TARGET COMPENSATION(1)

(1)The charts above reflect (a) the salary rate for FY22, pro-rated accordingly based on the effective date of any increase, (b) the target annual cash incentive award opportunity for FY22, and (c) the grant date fair value of FY22 long-term incentive compensation awards, and not amounts actually earned or paid out.
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Compensation Discussion and Analysis
FY22 Executive Compensation Overview
The following charts provide information regarding the elements of our FY22 executive compensation program.

Core FY22 Compensation Elements

Base Salary
Purpose:	Base salaries compensate our NEOs for expected levels of day-to-day performance.
Characteristics:
Base salaries should be determined by each NEO’s role and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer group companies, and retention considerations.

Annual Cash Incentive Awards
Purpose:	Align NEO performance with near-term financial objectives and strategic goals.
Characteristics:	Cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial and strategic performance goals, which are aligned to our long-term strategic plan.

Annual MSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth relative to Nasdaq Telecom Index and encouraging retention; manage dilution.
Characteristics:	Annual MSUs vest based on our TSR relative to the performance of the companies in the Nasdaq Telecom Index, with three overlapping performance periods of one, two, and three years.

Annual RSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth on an absolute basis and encouraging retention; manage dilution.
Characteristics:	Annual RSUs vest annually over a three-year period, subject to continued service with us, and become more valuable as our stock price increases, which benefits all stockholders.
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Compensation Discussion and Analysis
Elements of FY22 Executive Compensation
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on roles and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer companies, as well as retention considerations. The annual base salary rates of our NEOs for FY22 as compared to FY21, in each case, as of fiscal year end, and the primary reasons for any change are summarized below.

NEO	FY21 Salary ($)(1)	FY22 Salary ($)(1)	Salary Increase (%)	Primary Reasons for the Change
Oleg Khaykin	800,000	875,000	9.4	Retention considerations; market competitiveness; prior performance
Henk Derksen	510,000	510,000	—	N/A
Paul McNab	435,000	435,000	—	N/A
Luke Scrivanich	372,000	390,000	4.8	Internal pay equity; market competitiveness; prior performance
Gary Staley	375,000	400,000	6.7	Internal pay equity; market competitiveness; prior performance
(1)Does not reflect any pro-ration based on the effective date of any increase or partial year of service.
Annual Cash Incentive Awards

ANNUAL CASH INCENTIVES
The Executive Staff Variable Pay Plan (the “Executive VPP”) for our NEOs and others in executive staff roles for FY22, provided for cash awards based on Company and individual strategic performance. 80% of the payout of the awards was directly linked to the achievement of six-month financial objectives established by the Compensation Committee, based on the financial plan approved by the Board for that period. Six-month financial objectives were chosen instead of annual objectives to account for the cyclical nature and volatility of our markets. In addition, for FY22, the Compensation Committee tied 20% of each participant’s payout to certain strategic goals (except in the case of Mr. Staley whose incentives are tied entirely to financial goals, which include certain NSE sales goals, given his role). The annual cash incentives were tied to financial objectives, which were weighted at 80% in the aggregate and strategic goals, which were weighted at 20% in the aggregate. Depending upon VIAVI’s performance, the payout for the financial metrics ranged from 0% to 150% of target while the payout for the strategic metrics was capped at 100%.
After each performance period, the Compensation Committee certified our actual performance against the objectives and to the extent earned, the cash incentive awards were paid.

VPP Award Opportunities
A target annual cash incentive award opportunity is the amount of cash incentive compensation that a NEO could earn based on achievement of the pre-established performance goals under the Executive VPP. Targets are expressed as a percentage of the NEO’s earned base salary. In reviewing target award opportunities, the Compensation Committee takes into consideration each NEO’s role and responsibilities, our financial performance projections, the budget for the coming year, pay at comparable companies, historical compensation levels and the resulting total target cash compensation that can be earned given the individual’s earned base salary and related target incentive award opportunity. The target annual cash incentive award opportunity (as a percentage of earned base salary) for each of our NEOs for FY22 are set forth below and remain unchanged from
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Compensation Discussion and Analysis
FY21. 50% of each NEO’s target annual cash incentive award opportunity is tied to each six-month performance period.

NEO	FY22 Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)
Oleg Khaykin	120%
Henk Derksen	100%
Paul McNab	85%
Luke Scrivanich	85%
Gary Staley	85%
Financial Metrics for FY22
During FY22, for purposes of the Executive VPP, we maintained separate financial metrics for our executive staff, including our NEOs who are considered members of the (i) Corporate department (“Corporate VPP”), (ii) OSP business segment (“OSP VPP”), (iii) Network and Service Enablement (“NSE”) business segments (“NSE VPP”), and (iv) NSE Sales department (“NSE Sales VPP”).
The financial metrics that were selected and the rationale for these metrics are summarized in the table below.

Corporate Financial Goals	Definition	Rationale
GAAP revenue	Revenue as calculated in accordance with GAAP.	Incentivizes revenue growth and rewards efforts to retain customers and expand our business.
Non-GAAP operating profit	GAAP operating income, excluding stock-based compensation, change in fair value of contingent liability, other charges unrelated to core operating performance, amortization of intangibles and restructuring and related benefits.	Ensure appropriate investment to drive growth and support operating effectiveness.
NSE Sales	A valid purchase order, subject to the Viavi Order Acceptance Policy, for an eligible Viavi NSE product which has been entered in the Viavi financial books.	Incentivizes future revenue growth.
For FY22, the Compensation Committee believed the consistent application of this blend of performance metrics would contribute to our consistent revenue growth and profitability achievement. The Compensation Committee set the numeric goals for each performance metric based on the FY22 operating plan approved by our Board.
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Compensation Discussion and Analysis
Annual Cash Incentive Award Calculations and Measures
For FY22, the award payouts under the Executive VPP for our NEOs were calculated by multiplying the individual’s earned base salary for the performance period by the individual target annual cash incentive award opportunity, financial metric attainment percentage and (except in the case of Mr. Staley) strategic goal attainment percentage.

Payout Formula

H1 Financial Objectives	=	Base Salary for Period	x	Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)	x	Financial Metric Attainment % (80% weighting)(1)	x	Strategic Goal Attainment % (20% weighting)

H2 Financial Objectives
(1)100% in the case of Mr. Staley
The following tables describe the threshold, target, and maximum performance levels for each of the financial metrics as well as reporting the actual results and payout percentage for FY22. Payouts could have ranged from 0% to 150% for these metrics.

Corporate VPP
(Participants: Messrs. Khaykin and Derksen)
		H1 FY22						H2 FY22
Goal	Weighting	Threshold	50%	100%	150%	Results	Payout	Threshold	50%	100%	150%	Results	Payout
Consolidated Revenue (in millions)	40%	594	618	648	677	642	60%	597	622	652	682	651	112%
Consolidated Non-GAAP Operating Profit (in millions)	40%	129	145	164	182	171	75%	123	139	158	176	156	111%

OSP VPP
(Participant: Mr. Scrivanich)
		H1 FY22	H2 FY22
Goal	Weighting	Percentage of Achievement Against Target (1)	Percentage of Achievement Against Target(1)
OSP Revenue	40%	0%	141%
OSP Non-GAAP Operating Profit	40%	0%	150%

NSE VPP
(Participant: Mr. McNab)
		H1 FY22	H2 FY22
Goal	Weighting	Percentage of Achievement Against Target(1)	Percentage of Achievement Against Target(1)
NSE Revenue	40%	119%	83%
NSE Non-GAAP Operating Profit	40%	150%	73%
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Compensation Discussion and Analysis

NSE Sales VPP
(Participant: Mr. Staley)
		H1 FY22	H2 FY22
Goal	Weighting	Percentage of Achievement Against Target(1)	Percentage of Achievement Against Target(1)
NSE Revenue	40%	119%	83%
NSE Non-GAAP Operating Profit	20%	150%	73%
NSE Sales	40%	99%	106%
(1)Our business segment targets reflect our analyses, expectations and objectives for our business segments, taking into consideration then current forecasted economic conditions, the outlook for the industry and our businesses, technology and new product development. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives, we believe the specific disclosure of business segment targets could result in competitive harm to us. It is for this reason that they are not disclosed for the OSP VPP, NSE VPP, and NSE Sales VPP.
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Compensation Discussion and Analysis
The goals, achievements, and payouts under the strategic metrics for FY22 for each of our NEOs, other than Mr. Staley, are set forth in the table below.

Achievement of Strategic Goals
(Participants: All NEOs except for Mr. Staley)
NEO	Goal	H1 FY22	H2 FY22
Oleg Khaykin	▪Develop FY23-25 strategic plan ▪Organizational Leadership Development	▪Draft finalized for all functions ▪Executive sponsor for executive leadership program, succession planning and VIAVI DEI pillars as part of the People Strategy
▪Finalized the consolidated 3-year strategic for approval by the Board of Directors
▪Executive sponsor for executive leadership program, succession planning and VIAVI DEI pillars as part of the People Strategy

Henk Derksen	▪Develop FY23-25 strategic plan ▪Capital allocation management ▪Drive G&A operational effectiveness improvement	▪Draft finalized for all functions ▪Capital allocation strategy finalized ▪Introduction of lean culture, review of G&A processes and standard tools
▪Finalized consolidate the 3-year strategic for approval by the Board of Directors
▪Further implementation of the capital allocation strategy resulting in an improved balance sheet.
▪Continuous improvement using the processes and tools introduced in the first half of FY22

Paul McNab	▪Evolution of the NITRO platform ▪5G Lab to Field ▪Corporate Development
▪Aligned the strategic roadmap with customer long-term plans
▪Lab to Field roadmap with associated content and customer messaging
▪Continued disciplined corporate development and diversification into adjacent markets

▪Customer-focused strategic roadmaps established
▪Prioritized use case list after discussion with strategic customers
▪Continued disciplined corporate development and diversification into adjacent markets

Luke Scrivanich	▪Execution of the OSP expansion in Arizona ▪Execution of the Anti-counterfeiting Strategy ▪OSP Growth Initiatives
▪Successfully secured a site in Chandler, AZ. Significant investment over the next years
▪Won significant tender with key customer
▪Maintaining momentum / engagement with all major players in the targeted technology

▪Continued significant progress with a beneficial production date in early February 2023
▪Successful delivered and extended tender
▪ Maintaining momentum / engagement with all major players in the targeted technology

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Compensation Discussion and Analysis
FY22 Annual Cash Incentive Award Payout Table
The payouts under the Executive VPP for FY22 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “FY22 Summary Compensation Table.”

	H1			H2			Total Actual FY22 Payouts
	Target Incentive	Actual Payout	Actual Achievement of Target	Target Incentive	Actual Payout	Actual Achievement of Target
NEO	($)	($)	(%)	($)	($)	(%)	($)	(%)
Oleg Khaykin	493,846(1)	$365,446	74	525,000	572,923	109	938,369	92
Henk Derksen	$255,000	$188,700	74	255,000	278,277	109	466,977	92
Paul McNab	$184,875	$236,640	128	184,875	151,697	82	388,337	105
Luke Scrivanich	160,454(1)	$32,091	20	165,750	225,756	136	257,847	78
Gary Staley	162,644(1)	$190,294	117	170,000	152,722	90	343,016	101
(1)Messrs. Khaykin, Scrivanich, and Staley’s target annual cash incentive award opportunity for H1 reflects the fact that their base salary was adjusted, effective October 24, 2021.
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Compensation Discussion and Analysis
Long-Term Incentive Compensation
We believe that equity awards align the interests of our executive officers with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.
FY22 EQUITY AWARDS – ANNUAL EQUITY AWARDS
The Compensation Committee granted the following annual equity awards in the first quarter of FY22 to our NEOs under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”):
▪Annual MSUs, which are earned and vest based on our TSR relative to the performance of companies in the Nasdaq Telecom Index, with three overlapping performance periods of one, two and three years.
▪Annual RSUs, which, for RSUs granted in FY22, vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant.
The Compensation Committee believes granting MSUs is appropriate because, among other things, MSUs encourage our NEOs to focus on long-term value creation, since MSUs reward sustained increases in our stock price relative to the Nasdaq Telecom Index. The Compensation Committee also believes granting RSUs also promote long-term performance as they are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.
The annual equity compensation program for our NEOs for FY22 consisted of an equally weighted mix of MSUs and RSUs consistent with our commitment to pay-for-performance as well as other considerations, as described further below:

NEO	MSU Shares (Target # of shares)	Time-Based RSU Awards (Target # of Shares)	Grant Date Fair Value of Equity Awards ($)
Oleg Khaykin	207,591	207,591	7,548,009
Henk Derksen	29,655	29,655	1,078,256
Paul McNab	25,207	25,207	916,527
Luke Scrivanich	26,690	26,690	970,448
Gary Staley	29,655	29,655	1,078,256
Target Dollar Value Used to Calculate Number of Units. The number of MSUs and RSUs granted to each NEO was based on a target dollar value divided by the average closing price per share of our common stock over the 60 trading days immediately preceding the grant date of August 28, 2021, with approximately 50% of the dollar value being allocated to each type of award.
In determining the size of each NEO’s target dollar value, the Compensation Committee considered each NEO’s role and responsibilities, historical compensation levels, the average size and potential returns of
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Compensation Discussion and Analysis
comparable awards made to NEOs in similar positions at the companies in our compensation peer group, the NEO’s potential for increased responsibility and promotion over the award term and the NEO’s individual performance in recent periods, and internal pay equity. The Compensation Committee also considered the value of outstanding unvested equity awards held by the NEO to maintain an appropriate level of equity incentives for that NEO. Our equity budget for the coming fiscal year and the impact on our burn rate were also critical factors, as the Compensation Committee was mindful of potential stockholder dilution when approving equity awards. The Compensation Committee did not have a specific formula that weighed these factors.
The following table sets forth the initial target dollar value of each NEO’s equity award compared to the last year and the primary reasons for the adjustment.

Initial Target Dollar Value for Annual Equity Awards of all NEOs
NEO	FY22 Approved Target Dollar Value ($)	FY21 Approved Target Dollar Value ($)	Difference from FY21 (%)	Primary Reasons for the Change
Oleg Khaykin	7,000,000	7,000,000	0%	N/A
Henk Derksen	1,000,000	3,000,000	-66.7%	In connection with his appointment as CFO in FY21, Mr. Derksen’s target dollar value for FY21 reflected his reduced base salary compared to the salary at his prior employer, the value of his forfeited prior employer equity awards and retention considerations
Paul McNab	850,000	800,000	+6.3%	Market competitiveness; prior performance; internal equity
Luke Scrivanich	900,000	850,000	+5.9%	Market competitiveness; prior performance; internal equity
Gary Staley	1,000,000	1,000,000	0%	N/A
The actual grant date fair value of the MSUs and RSUs is reflected in the table in the section above and in the “FY22 Summary Compensation Table” below and is different from the target dollar value, as it is based on the accounting value of the awards on the effective grant date.
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Compensation Discussion and Analysis
MSU Awards
The MSUs that were granted in FY22 are to be earned based on our TSR relative to the performance of the companies in the Nasdaq Telecom Index, with three overlapping performance periods and 1/3rd of the shares earned based on relative TSR measured over one-year, two-year and three-year measurement periods ending on September 15, 2022, September 15, 2023 and September 15, 2024, respectively. The closing price for each period, determined as the weighted average closing price of our common stock for the period from August 1st to September 15th of the appropriate year, will be compared against our weighted average stock price during the period of August 1, 2021 to September 15, 2021. The MSU award will be divided into three equal tranches, with one tranche assigned to each measurement period.
The actual number of shares of our common stock that are earned and will vest will be determined by the Compensation Committee after the end of each measurement period based on our TSR ranking relative to the Nasdaq Telecom Index for the period and will range from 0% to 150% of the target number of shares for that period. In order to vest at 100% of the target number of shares subject to the MSUs, our TSR must be ranked at the 55th percentile of the Nasdaq Telecom Index for each measurement period. The Compensation Committee believes that the Nasdaq Telecom Index is an appropriate benchmark because it represents a broad representation of the potential opportunity cost of investing in the Company rather than other telecommunications companies from an investor’s perspective.
The actual percentage of shares earned will be determined by the Compensation Committee at the end of each year of the overall three-year performance period for the MSUs and will be interpolated on a linear basis for performance between threshold and target and target and maximum for each level of achievement as follows:

Performance Threshold/Target	Shares Earned
0-25th Percentile	0% of Target Shares
25th-55th Percentile	0%-100% of Target Shares
55th-75th Percentile and Above	100%-150% of Target Shares
Each earned unit converts into one share of common stock on the vesting date.
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Compensation Discussion and Analysis

MSUs Earned in FY22
The following table shows the MSUs earned by our NEOs in FY22.

MSUs Earned in FY22	Measurement Period	Measurement Period Ranking
FY18 MSUs: 115.5% of 4th tranche earned (1)	8/1/17 to 9/15/17 vs 8/1/21 to 9/15/21	61.2 percentile TSR ranking
FY19 MSUs: 130.25% of 3rd tranche earned	8/1/18 to 9/15/18 vs 8/1/21 to 9/15/21	67.1 percentile TSR ranking
FY20 MSUs: 37.00% of 2nd tranche earned	8/1/19 to 9/15/19 vs 8/1/21 to 9/15/21	36.1 percentile TSR ranking
FY21 MSUs: 83.33% of 1st tranche earned	8/1/20 to 9/15/20 vs 8/1/21 to 9/15/21	50.0 percentile TSR ranking
FY21 CFO MSUs: 92.33% of 1st tranche earned (2)	3/15/21 to 4/28/21 vs 8/1/21 to 9/15/21	52.7 percentile TSR ranking

NEO	FY18 MSUs # of Shares Earned	FY19 MSUs # of Shares Earned	FY20 MSUs # of Shares Earned	FY21 MSUs # of Shares Earned
Oleg Khaykin	—	89,621	23,969	73,206
Henk Derksen	—	—	—	21,150
Paul McNab	—	13,025	4,316	8,366
Luke Scrivanich	—	13,025	3,700	8,888
Gary Staley	8,559	13,025	4,625	10,457
(1)Mr. Staley received MSUs with four vesting tranches in connection with his hire.
(2)Mr. Derksen’s MSUs were granted with four vesting tranches in connection with his hire, and his initial measure period is reflective of his March 15, 2021 start date.
Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

We believe that our executive officers should not operate under different standards than our other employees. Accordingly, our executive officers are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including our healthcare, insurance, and other welfare and employee benefit programs. We believe these benefits are consistent with benefits provided by our compensation peer group and help us to attract and retain high quality executive officers.	No executive perquisites or other personal benefits, outstanding loans of any kind or other special executive benefits were given to our executive officers in FY22. In general, VIAVI and the Compensation Committee do not provide perquisites or other personal benefits to our executive officers.
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Compensation Discussion and Analysis
Severance and Change of Control Benefits

Name of Plan	Material Features
Executive Change of Control Benefits Plan (Covers all NEOs except for our CEO)
▪“Double-trigger” provisions to preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control and protect executive officers in the event of job loss.
▪A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides for benefits comparable to benefits offered by members of our compensation peer group, which helps us attract talented executive officers and maintain a consistent management team.

CEO Employment Agreement
▪Limited severance payments and benefits outside of a change in control and “double trigger” provision in the event of a change in control.
▪Our CEO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides for benefits comparable to benefits offered by members of our compensation peer group.

CFO Employment Agreement
▪Limited payments and severance benefits outside of a change in control.
▪Our CFO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides for benefits comparable to benefits offered by members of our compensation peer group.

Equity Plan Awards
▪Consistent with the practice of many of our compensation peers and to encourage our executive officers and other employees to remain employed with us, all grants of RSUs and MSUs provide for full vesting upon death or disability, with MSUs vesting at the target performance level.
▪Limited pro-rata vesting of Retention RSUs in the event of an involuntary termination of employment outside of a change in control to reward prior service; all Executive Leadership PSUs and Share Price PSUs will terminate in such circumstances consistent with our pay for performance philosophy.
▪The Executive Leadership PSUs and Share Price PSUs provide that, in the event of a change in control in which the PSUs are assumed, the PSUs will convert to time-based awards and vest upon the end of the applicable four-year retention period, subject to any qualifying termination, to promote the stability and focused service of our CEO during a potentially uncertain time.

See the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below for more information regarding each of these plans or arrangements as well as our estimated potential payment obligations.
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Compensation Discussion and Analysis
Other Important Compensation Practices

Policy	Considerations	Material Features
Anti-Hedging Policy	▪Hedging insulates executive officers from stock price movement and reduces alignment with stockholders.
▪Pursuant to our insider trading policy, all Board members, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties are prohibited from engaging in the following types of hedging transactions involving our common stock: (i) short sales, (ii) transactions involving publicly traded options, including put options, call options, and other derivative securities, and (iii) hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Anti-Pledging Policy	▪Pledging raises potential risks to stockholder value, particularly if the pledge is significant.
▪Our insider trading policy prohibits Board members, employees (including executive officers), contractors and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties from holding our securities in margin accounts or pledging securities.

Equity Grant Timing Policy	▪Equity award grants should not be timed to take advantage of the release of material nonpublic information.
▪Our executive officers are generally granted equity awards, which include a mix of RSUs and MSUs as described above, at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance.
▪New-hire, retention, promotional, or as otherwise necessary equity awards for executive officers are generally granted on the 28th day of the second month of the quarter.
▪We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor do we time the grant of equity awards to our share price or factors, which may affect our future share price.

Burn Rate Policy	▪Dilution to our existing stockholders should be closely managed.
▪The Compensation Committee approves an annual gross equity budget at the beginning of the fiscal year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the telecommunications industry more generally.
▪Our gross burn rate was ~1.22%(1) for FY22.

Stock Ownership Policy	▪Stock ownership among our executive officers and non-employee members of the Board encourages incentive alignment with stockholders.
▪We maintain robust formal stock ownership requirements for our executive officers and the non-employee members of the Board, as described in “Stock Ownership Guidelines” below. Under our stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by- case basis.

Clawback Policy	▪We should be able to recoup cash and equity awards in the event of fraud or intentional misconduct of any Section 16 officers or members of the Board.
▪The Compensation Committee has sole discretion under the policy, consistent with any applicable statutory requirements, to seek reimbursement, holdback, and/or “clawback” cash and equity compensation awards in the event of fraud or intentional misconduct by any Section 16 officers or Directors.
▪The Compensation Committee may seek: (i) repayment of any cash incentive payment; (ii) cancellation of unvested or unexercised equity awards; and (iii) repayment of any compensation earned on previously exercised equity awards, where such payments, equity awards, and/or compensation earned on previously exercised equity awards was predicated on results that were augmented by such fraud or intentional misconduct, whether or not such activity resulted in a financial restatement.

(1)Gross burn rate is calculated as (a) the number of shares subject to stock awards granted during FY22 (with the number of shares subject to performance-based awards, assuming performance at target), divided by (b) the total number of shares of our common stock outstanding as of the end of FY22.
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Compensation Discussion and Analysis
Our Compensation Decision-making Process

ROLE OF COMPENSATION COMMITTEE AND BOARD
▪The Compensation Committee is responsible for determining the compensation of our executive officers (other than our CEO) and making recommendations to the Board regarding the compensation of our CEO and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, compliance rules and best practices, and the composition of our compensation peer group for pay comparisons.
▪The Board determines the compensation of our CEO based on the recommendations of the Compensation Committee.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
▪The Compensation Committee directly retained the services of Compensia, Inc. (“Compensia”) as its compensation consultant for FY22.
▪The Compensation Committee conducts an annual assessment of its consultant’s performance and independence and, based on its assessment, determines whether to re-appoint its consultant each year.
▪In FY22, the Compensation Committee assessed the independence of Compensia pursuant to the Nasdaq Listing Standards and SEC rules and concluded that Compensia is independent and that no conflict of interest has arisen or will arise that would prevent Compensia from serving as an independent consultant to the Compensation Committee.
▪In FY22, the services provided by Compensia included:
◦Assisting in the selection of our compensation peer group companies for FY23 (and with the determination of our FY22 compensation peer group in FY21);
◦Collecting and analyzing compensation market data drawn from companies that the Compensation Committee selected as a “peer group” of technology companies, as well as a broader set of competitive market data based on the Radford Global Technology Survey;
◦Helping the Compensation Committee interpret and understand the compensation market data;
◦Assisting in the review of recent governance trends for potential policy updates;
◦Advising on the reasonableness of our NEO and senior management’s compensation levels and programs;
◦Assisting in the review of non-employee Director compensation, including providing compensation market data;
◦Assisting in the review of the NEO compensation disclosure in this Proxy Statement;
◦Conducting a detailed review of our cash and equity compensation plans to provide an independent view of the risks associated with our compensation programs, including those for our NEOs and any other employees; and
◦Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private sessions, without any members of senior management present.

ROLE OF MANAGEMENT
▪The Compensation Committee discusses NEO performance assessments and compensation targets with our Board chair and our Senior Vice President, Human Resources.
▪To assess our CEO’s performance, the Compensation Committee oversees a comprehensive assessment process including feedback from the Board and members of senior management and is facilitated by our Senior Vice President, Human Resources.
▪We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Compensia’s recommendations in those contexts. NEOs are not present for Compensation Committee decisions related to their individual compensation.

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Compensation Discussion and Analysis
Compensation Peer Group Comparisons
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions, which also take into account individual performance, an NEO’s level of experience and responsibilities, internal pay equity, our compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s business judgment.
At the time of the selection in February 2021, the Compensation Committee selected peer group companies for FY22 with an emphasis on companies that (1) were U.S.-based business or labor market competitors in the network test/communications equipment, technology or hardware industries; (2) generated annual revenues between approximately 0.4 and 2.5 times VIAVI’s last four quarters’ revenue of $1.1 billion; and (3) had a market capitalization between approximately 0.25 and 4.0 times the mid-market capitalization range of $1.0 billion to $10.0 billion.

FY22 Peer Group
3D Systems Corporation	National Instruments Corporation
Cirrus Logic, Inc.	NETGEAR, Inc.
Coherent, Inc.	NetScout Systems, Inc.
Commvault Systems, Inc.	OSI Systems, Inc.
Extreme Networks, Inc.	Plantronics, Inc.
F5, Inc.	Silicon Laboratories Inc.
II-VI Incorporated	Synaptics Incorporated
Infinera Corporation	Teradyne, Inc.
Knowles Corporation	Ubiquiti Inc.
Lumentum Holdings Inc.	Viasat, Inc.
MKS Instruments, Inc.	Wolfspeed, Inc. (formerly Cree, Inc.)
In determining our compensation peer group for FY22, Synaptics Incorporated was added to our FY22 peer group because it meets the financial criteria set forth above, is a company with which we compete for talent, and operates in a similar or adjacent industry as VIAVI. FLIR Systems, Inc. was removed from our FY22 peer group because it was acquired by Teledyne Technologies Incorporated.
Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) places a limit of $1.0 million dollars on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the right to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executive officers.
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Compensation Discussion and Analysis
Stock Ownership Guidelines
We maintain stock ownership guidelines, which require individuals employed in specified positions to own certain levels of our common stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Under our current stock ownership guidelines, each of our executive officers and non-employee members of the Board is required to maintain ownership of our common stock as summarized in the table below.

Category	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date
As of September 21, 2022, our CEO and all of our executive officers have either satisfied their stock ownership requirement or have time remaining to satisfy the requirement.
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Compensation Discussion and Analysis
Compensation Risk Assessment
The Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value creation and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
▪Our compensation philosophy;
▪Comparative compensation at peer group companies;
▪Our core compensation element mix; and
▪The terms and payments under our cash and equity incentive plans.
As part of that review, the Compensation Committee asked Compensia to perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary.

Risk Assessment Factors
The Compensation Committee considered the following, among other factors, when determining the level of risk:
Pay Mix and Base Salary
■Target annual cash incentive award opportunities are not over weighted
■Mix of cash and equity compensation is aligned with market
■Compensation is balanced, with potential for increased rewards based on company performance
■Use of MSUs provides performance alignment with stockholders

Base Salary	■Non-executive base salaries are targeted within market range ◦Exceptions are managed via approval process ◦Executive base salaries are based on market data and competitive factors
Executive Annual Bonus
■Different plans for top executives, sales employees and all other employees to develop goals that optimize the incentive to each population
■Sliding scale of payouts from threshold up to maximum to avoid binary outcomes
■Multiple performance metrics that are aligned to business strategy to focus executives on the appropriate actions
■Semi-annual performance targets address forecasting issues with longer (annual) time periods
■Combination of organization, business group and individual goals can incentivize and reward employees for both group and personal performance

Cash and equity incentive awards
■Review of sales contracts by employees not dependent on commissions and review of calculation of commissions of employees that do not report to the sales department
■Two review groups to ensure proper functioning of the sales incentive program
■Clear documentation to help ensure the uniform treatment of all sales employees and assist in compliance with the plan

Equity Incentive Awards
■Equity awards, including the use of MSUs, promote alignment between executive and stockholder interests
■Equity awards are generally within the market norms and the Compensation Committee closely reviews any exceptions
■Current practice is aligned with market competitive practice
■Mix of spending between NEOs and the general employee population within market norms

Stock Ownership Guidelines and Trading Policies	■Three-year vesting helps to provide greater retention value ■Stock ownership requirements are aligned with market and best practice
Clawback Policy
■Clawback Policy that applies to cash incentive payments and equity compensation awards provided to Section 16 officers under any applicable equity incentive plan
■The Compensation Committee has sole discretion under the Clawback Policy, consistent with any applicable statutory requirement, to seek reimbursement of excess compensation

Severance and Benefits	■Benefit levels and severance triggers are consistent with market practice and do not include any poor pay practices
Based upon this assessment, the Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
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Compensation Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Keith Barnes (Chair)
Richard E. Belluzzo
Timothy Campos
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Executive Compensation and Other Information
Summary Compensation Tables
The following table contains information concerning the compensation provided to our NEOs for fiscal years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Oleg Khaykin President and Chief Executive Officer	2022	849,038	—	7,548,009	938,369	5,000	9,340,416
	2021	800,000	—	15,169,727	894,281	4,000	16,868,008
	2020	800,000	—	5,669,190	662,400	4,000	7,135,590

Henk Derksen Executive Vice President and Chief Financial Officer	2022	510,000	—	1,078,256	466,977	—	2,055,233
	2021	137,308	200,000	3,572,692	128,120	80,000	4,118,120

Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	2022	435,000	—	916,527	388,337	—	1,739,864
	2021	435,000	—	1,728,750	171,227	—	2,334,977
	2020	435,000	—	1,020,950	273,615	—	1,729,565

Luke Scrivanich Senior Vice President and General Manager, Optical Security & Performance Products (OSP)	2022	383,769	—	970,448	257,847	5,000	1,617,064
	2021	372,000	—	1,782,887	442,680	4,000	2,601,567
	2020	372,000	—	875,100	202,368	4,000	1,453,468

Gary Staley Senior Vice President, Global Sales, Network Enablement and Service Enablement	2022	391,346	—	1,078,256	343,016	5,000	1,817,618
	2021	375,000	—	2,160,967	150,884	4,000	2,690,851
	2020	375,000	—	1,093,875	229,500	4,000	1,702,375

(1)Amounts shown do not reflect compensation actually earned by the NEO. Instead, the amounts shown in this column represent (i) the grant date fair values of time-based RSUs issued pursuant to the 2003 Plan computed in accordance with ASC Topic 718, (ii) the grant date fair values of Share Price PSUs (earned when the average share price equals or exceeds $20 over a period of 90 consecutive calendar days), and (iii) the grant date fair values of MSUs (earned based on relative TSR) at the target level of performance. This amount for FY21 also includes for Mr. Khaykin, the grant date fair value of his Executive Leadership PSU award, which was estimated using a probability weighted model in accordance with ASC Topic 718. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under ASC Topic 718. Share Price PSUs and the Executive Leadership PSU award could only be earned at target while the payout of the MSUs could range from 0% to 150% of target.
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Executive Compensation and Other Information
Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs granted to certain of the NEOs in FY22, FY21 and FY20, using the grant date fair value, is set forth in the table below:

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value
Oleg Khaykin	2022	6,131,200
	2021	6,143,444
	2020	4,527,383
Henk Derksen	2022	875,860
	2021	2,949,602
Paul McNab	2022	744,489
	2021	702,097
	2020	815,325
Luke Scrivanich	2022	788,289
	2021	745,990
	2020	698,850
Gary Staley	2022	875,860
	2021	1,333,270
	2020	877,645
The MSUs reflected in the above table are at the maximum level of achievement, which is equal to 150% of target.
The assumptions used to calculate these amounts for FY22 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for FY22 filed with the SEC on August 19, 2022.
(2)All non-equity incentive plan compensation was paid pursuant to the Executive VPP. The amounts in this column represent the aggregate Executive VPP bonus earned by each NEO and approved by the Compensation Committee.
(3)The amounts in the “All Other Compensation” column for FY22 include 401(k) matching contributions by the Company in the amount of $5,000 for each NEO other than Mr. McNab and Mr. Derksen, who did not contribute to the Company's 401(k) plan in FY22.
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Executive Compensation and Other Information
Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the NEOs in FY22:

				GRANTS OF PLAN BASED AWARDS

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards(3) ($)
Oleg Khaykin	8/28/2021	8/17/2021	MSUs				0	207,591	311,387			4,087,467
	8/28/2021	8/17/2021	RSUs							207,591	(4)	3,460,542
	N/A	N/A	Cash	0	1,050,000	1,470,000						N/A
			Incentive

Henk Derksen	8/28/2021	8/17/2021	MSUs				0	29,655	44,483			583,907
	8/28/2021	8/17/2021	RSUs							29,655	(4)	494,349
	N/A	N/A	Cash	0	510,000	714,000
			Incentive
Paul McNab	8/28/2021	8/17/2021	MSUs				0	25,207	37,811			496,326
	8/28/2021	8/17/2021	RSUs							25,207	(4)	420,201
	N/A	N/A	Cash	0	369,750	517,650						N/A
			Incentive
Luke Scrivanich	8/28/2021	8/17/2021	MSUs				0	26,690	40,035			525,526
	8/28/2021	8/17/2021	RSUs							26,690	(4)	444,922
	N/A	N/A	Cash	0	331,500	464,100						N/A
			Incentive
Gary Staley	8/28/2021	8/17/2021	MSUs				0	29,655	44,483			583,907
	8/28/2021	8/17/2021	RSUs							29,655	(4)	494,349
	N/A	N/A	Cash	0	340,000	646,000						N/A
			Incentive

(1)These columns show the potential cash value range of the payout for each NEO under the Executive VPP. The amounts actually earned by each NEO in FY22 are summarized in the Summary Compensation Table above. Please see the section entitled "Annual Cash Incentive Awards” in the CD&A above for more information.
(2)These columns show the estimated share vesting range for each NEO’s MSU awards, which could range from 0% to150%. MSUs vest in three annual tranches based upon (i) the Company’s TSR relative to the performance of the component companies of the Nasdaq Telecommunications Index with three overlapping performance periods of one, two, and three years and (ii) the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” Please see the section entitled "Long-Term Incentive Compensation” in the CD&A above for more information.
(3)Except as otherwise noted, the amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule ASC Topic 718. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for FY22 filed with the SEC on August 19, 2022.
(4)Represents time-based RSUs that vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
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Executive Compensation and Other Information
Outstanding Equity Awards at Fiscal Year-End

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OPTION AWARDS					STOCK AWARDS

									Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Oleg Khaykin	2/15/2016	1,180,257(2)		5.95	2/15/2024
	8/28/2019					16,277	(3)	213,066
	8/28/2020					175,703	(4)	2,299,952
	2/28/2021					245,000	(5)	3,207,050
	8/28/2021					207,591	(3)	2,717,366
	8/28/2019								64,784	(6)	848,023
	8/28/2020								263,555	(7)	3,449,928
	2/28/2021								122,500	(8)	1,603,525
	2/28/2021								122,500	(9)	1,603,525
	8/28/2021								311,387	(7)	4,076,049
Henk Derksen	5/28/2021					68,723	(10)	899,584
	8/28/2021					29,655	(3)	388,184
	5/28/2021								103,086	(11)	1,349,396
	8/28/2021								44,483	(7)	582,276
Paul McNab	8/28/2019					2,932	(3)	38,380
	8/28/2020					20,080	(4)	262,847
	2/28/2021					30,000	(5)	392,700
	8/28/2021					25,207	(3)	329,960
	8/28/2019								11,667	(6)	152,721
	8/28/2020								30,120	(7)	394,271
	2/28/2021								30,000	(8)	392,700
	8/28/2021								37,811	(7)	494,939
Luke Scrivanich
	8/28/2019					2,513	(3)	32,895
	8/28/2020					21,336	(4)	279,288
	2/28/2021					30,000	(5)	392,700
	8/28/2021					26,690	(3)	349,372

	8/28/2019								10,000	(6)	130,900
	8/28/2020								32,004	(7)	418,932
	2/28/2021								30,000	(8)	392,700
	8/28/2021								40,035	(7)	524,058
Gary Staley	8/28/2019					3,141	(3)	41,116
	8/28/2020					25,101	(4)	328,572
	2/28/2021					37,500	(5)	490,875
	8/28/2021					29,655	(3)	388,194
	8/28/2019								12,500	(6)	163,625
	8/28/2020								37,652	(7)	492,858
	2/28/2021								37,500	(8)	490,875
	8/28/2021								44,483	(7)	582,276

(1)Amounts reflecting market value of RSUs, MSUs and PSUs are based on the price of $13.09 per share, which was the closing price of our common stock as reported on Nasdaq on July 1, 2022, the last trading day of FY22.
(2)Time-based stock option, which has fully vested.
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Executive Compensation and Other Information
(3)Time-based RSUs with 1/3 of the units vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments for two years thereafter, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(4)Time-based RSUs with 1/3 of the units vesting on the first three anniversaries of the grant date, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(5)Time-based RSUs with 100% of the units vesting on the fourth-year anniversary of the hire date, contingent upon the NEO’s continuous service through the four years, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(6)MSUs that are subject to an award, which vests in three annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year and three-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” The number of MSUs disclosed in the table above were unvested as of the last day of FY22 and reflect vesting at 100% of the target amount, as the Company’s performance through the last day of FY22 did not exceed the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
(7)MSUs that are subject to an award, which vests in three annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year and three-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” The number of MSUs disclosed in the table above were unvested as of the last day of FY22 and reflect vesting at 150% of the target amount, as the Company’s performance through the last day of FY22 exceeded the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
(8)Share-price MSUs that are earned when the average share price equals or exceeds $20 over a period of 90 consecutive calendar days; based on the daily closing share price, subject to certification by the Compensation Committee. 50% of the equity award will vest and be released at the time of achievement, contingent on the NEO’s continuous service through the vest date; 50% will vest and be released upon the earlier of the first anniversary of the achievement or at the end of the retention period, contingent on the NEO’s continuous service through the vest date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(9)Executive Leadership PSUs that will be earned once the Board has approved the Executive Leadership Development and Succession plan, which includes development of internal candidate(s), identification of external candidates, and consolidation of reporting structure under internal candidates. The Executive Leadership PSUs will vest and be released on the fourth anniversary of the grant date, contingent on the NEO’s continuous service through the four years, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(10)Time-based RSUs with ¼ of the units vesting on each of the first four anniversaries of the grant date, contingent upon the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(11)MSUs that are subject to an award, which vests in four annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year, three-year and four-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” The number of MSUs disclosed in the table above were unvested as of the last day of FY22 and reflect vesting at 150% of the target amount, as the Company’s performance through the last day of FY22 exceeded the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
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Executive Compensation and Other Information
Option Exercises and Stock Vested
The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the vesting of equity during FY22. No stock options were exercised in FY22.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Oleg Khaykin	—	—	357,042	5,709,583
Henk Derksen	—	—	44,058	652,940
Paul McNab	—	—	49,985	797,388
Luke Scrivanich	—	—	48,843	779,968
Gary Staley	—	—	69,292	1,107,732

(1)Represents the amounts realized based on the product of (a) the number of stock units vested and (b) the closing price of our common stock on Nasdaq on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).
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Executive Compensation and Other Information
Potential Payments Made Upon Termination or Change in Control
Change in Control Plan
The Company’s Change in Control Plan (the “Change in Control Plan”), which covers all NEOs (except for Mr. Khaykin), provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change in Control Plan) within the 12- month period beginning upon a Change in Control (as defined in the Change in Control Plan), subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to either eighteen months or two years’ base salary (depending on the executive level), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to death or Disability (as defined in the Change in Control Plan) during the coverage period. The Change in Control Plan is scheduled to expire, if not otherwise extended, in June 2023.

Khaykin Agreement
Pursuant to the terms of the Company’s agreement with Mr. Khaykin (the “Khaykin Agreement”), if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, and each, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits:
If an Involuntary Termination occurs within three months prior to, or one year after a Change in Control (as defined in the Employment Agreement), Mr. Khaykin will receive:
▪If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.
▪Immediate vesting of all equity awards, except for Mr. Khaykin’s Executive Leadership PSUs, Share Price PSUs and Retention RSUs, which will be treated as described in the section entitled “Retention RSU, Executive Leadership
PSU and Share Price PSU Vesting Provisions Upon Involuntary Termination” below, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.
If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change in Control, or is a termination due to death or Disability (as defined in the Khaykin Agreement), Mr. Khaykin will receive:
▪A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.
▪An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target annual bonus.
▪Immediate vesting of all equity awards (excluding Mr. Khaykin’s Executive Leadership PSUs, Share Price PSUs and Retention RSUs, which will be treated as described in the section entitled “Retention RSU, Executive Leadership PSU and Share Price PSU Vesting Provisions Upon Involuntary Termination” below) to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.
Whether or not an Involuntary Termination occurs within one year after a Change in Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
The Khaykin Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Khaykin constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Khaykin, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
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Executive Compensation and Other Information

Derksen Agreement
Pursuant to the terms of the Company’s agreement with Mr. Derksen (the “Derksen Agreement”), if Mr. Derksen’s employment is involuntarily terminated other than within a period ending on the first anniversary of a Change of Control, he will receive a severance payment equal to 18-months base salary and will also be reimbursed for 18 months, the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
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Executive Compensation and Other Information
Executive Leadership PSU and Share Price PSU Vesting Provisions Upon Change in Control
The Executive Leadership PSUs and Share Price PSUs provide that, in the event of a change in control in which the PSUs are assumed, the PSUs will cease to be subject to any performance-based vesting conditions and 100% of the PSUs will vest upon the end of the applicable four-year retention period, subject to the NEO’s continuous active service through the vesting date.
Retention RSU, CEO PSU and Share Price PSU Vesting Provisions Upon Involuntary Termination
Notwithstanding anything to the contrary in any individual employment agreement, upon a termination without Cause or resignation for Good Reason (each as defined in the Change in Control Plan), in each case, outside of the 12-month period beginning upon a Change in Control (as defined in the Change in Control Plan), Retention RSUs will vest on a prorated basis, while Executive Leadership PSUs and Share Price PSUs will be forfeited.
Retention RSUs, Executive Leadership PSUs and Share Price PSUs are subject to the terms of the Change in Control Plan (as described above) upon a termination without Cause or resignation for Good Reason (each, as defined in the Change in Control Plan), in each case, within the 12- month period beginning upon a Change in Control (as defined in the Change in Control Plan).
RSU and PSU Vesting Provisions Upon Death and Disability
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us through the date of the applicable vesting event, grants of RSUs, MSUs, Share Price PSUs and Executive Leadership PSUs, provide for full vesting upon separation from the Company due to death or Disability (as defined in the award agreements), with MSUs and PSUs vesting at target.
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Executive Compensation and Other Information
Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The figures shown below assume that such termination was effective as of July 2, 2022 (and therefore use the closing price of our common stock on Nasdaq as of July 1, 2022, the last trading day of FY22, for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

Name	Benefit	Death or Disability($) (1)	Within 12 Months After a Change in Control($) (2)	Termination Not in Connection with a Change in Control ($) (3)

Oleg Khaykin	Cash Severance	2,887,500	3,675,000	2,887,500
	Equity Award Acceleration	17,509,825	17,509,825	6,078,393
	COBRA	—	38,033	38,033
Henk Derksen	Cash Severance	—	1,020,000	765,000
	Equity Award Acceleration	2,575,549	2,575,549	—
	COBRA	—	27,158	40,736
Paul McNab	Cash Severance	—	870,000	652,500
	Equity Award Acceleration	2,162,115	2,162,115	130,900
	COBRA	—	16,862	—
Luke Scrivanich	Cash Severance	—	780,000	558,000
	Equity Award Acceleration	2,206,516	2,206,516	130,900
	COBRA	—	27,158	—
Gary Staley	Cash Severance	—	600,000	400,000
	Equity Award Acceleration	2,620,003	2,620,003	163,625
	COBRA	—	27,158	—
(1)Amounts in this column reflect the value of unvested securities as of the last day of FY22 that would accelerate and vest upon a separation from the Company due to death or Disability, pursuant to the terms of the NEO’s RSU, MSU, Share Price PSU and Executive Leadership PSU award agreement(s). In addition, Mr. Khaykin is entitled to cash severance benefits upon a death or Disability, pursuant to the Khaykin Agreement, which benefits are also reflected in this column.
(2)Amounts in this column reflect the value of severance benefits under the Change in Control Plan and the Khaykin Agreement. Severance benefits for Mr. Khaykin are also payable if he is terminated without Cause or resigns for Good Reason within three months prior to a Change in Control, which are the same benefits that he is entitled to receive if he experiences a qualifying termination within 12 months after a Change in Control. These amounts do not reflect the impact of any “better after-tax” provision.
(3)Amounts in this column reflect the value of severance benefits under (i) the Khaykin Agreement, (ii) the Derksen Agreement and (iii) unvested Retention RSUs.
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Executive Compensation and Other Information
CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Oleg Khaykin, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.
For FY22, the median annual total compensation of all our employees (other than our CEO) was $76,251. The annual total compensation of our CEO was $9,340,416. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees was approximately 122 to 1.
We identified the “median employee” using the following methodology and material assumptions, adjustments, and estimates (consistent with applicable SEC rules):
▪We selected May 1, 2022, as the date upon which we would identify the “median employee.”
▪As of this date, our employee population consisted of approximately 3,657 individuals.
▪For purposes of determining our median employee, we excluded employees in certain countries that, in total, resulted in the exclusion of approximately 164 employees (the “De Minimis Exemption”). This exclusion represents less than 5% of our total number of employees as permitted under SEC rules.
▪We used base compensation earned in FY22 as our consistently applied compensation measure. In the case of foreign employees, base compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be part of their base compensation.
▪Base compensation was annualized for all permanent employees who were hired after the fiscal year began, and all foreign currencies were converted to U.S. dollars using the applicable exchange rate as of May 1, 2022.
▪Once we identified the median employee, we calculated the elements of the median employee’s FY22 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of
Regulation S-K.
A summary of employees before and after the De Minimis Exemption is included below:
After excluding 164 employees (representing less than 5% of our total number of employees), we identified our median employee from a group of approximately 3,493 employees globally.

Country	# of Employees	% of Employees
Switzerland	1	0.03%
Denmark	1	0.03%
Norway	1	0.03%
Austria	2	0.05%
Poland	2	0.05%
Hong Kong	4	0.11%
Australia	6	0.16%
United Arab Emirates	6	0.16%
Russia	7	0.19%
Finland	8	0.22%
Italy	8	0.22%
Sweden	13	0.36%
Taiwan	14	0.38%
Spain	22	0.60%
Ireland	28	0.77%
Thailand	41	1.12%
Total Employees Excluded	164	4.48%
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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Executive Compensation and Other Information
Equity Compensation Plans
The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of July 2, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	6,251,109	(2)	n/a	12,745,567	(3)

Equity compensation plans not approved by security holders	1,180,257	(4)	$5.95	—

Total/Weighted Ave./Total	7,431,366		$5.95	12,745,567

(1)Excludes outstanding RSUs, which have no exercise price.
(2)Represents shares of the Company’s Common Stock issuable upon the exercise of options outstanding and vesting and settlement of RSUs under the 2003 Plan and excludes purchase rights under the Amended and Restated 1998 Employee Stock Purchase Plan (the “1998 ESPP”). Excluding outstanding RSUs, which have no exercise price, as of July 2, 2022, there were no options to purchase shares under the 2003 Plan.
(3)Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plans: 2003 Plan (under which 11,039,028 shares remain available for grant) and the 1998 ESPP (under which 1,706,539 shares remain available for grant), including shares subject to purchase during the current purchase period, which commenced on August 1, 2022 (the exact number of which will not be known until the purchase date on January 31, 2023). Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by the participant pursuant to any one outstanding purchase right shall not exceed 4,000 shares.
(4)On February 15, 2016, in connection with his appointment as CEO, Mr. Khaykin was granted compensatory options, which were not made pursuant to any stockholder-approved equity plan, as an inducement for Mr. Khaykin to join the Company. As of July 2, 2022, options to purchase 1,180,257 shares of common stock with an exercise price of $5.95 per share, which are fully vested and had an original term of eight years with a remaining term of less than two years remain outstanding.
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Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY22 were Keith Barnes (Chair), Richard E. Belluzzo, and Timothy Campos, each of whom served for all of FY22, and Glenda Dorchak, who served until November 2021. No member of the Compensation Committee other than Mr. Belluzzo was at any time during FY22 or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company, requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Belluzzo served as the Company's interim Chief Executive Officer from August 2015 through February 2016 but remains independent under applicable Nasdaq listing standards. No executive officer of the Company has served on the board of Directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during FY22.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2022, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each Director and nominee, (iii) the Company’s named executive officers, and (iv) all current Directors and executive officers as a group.
As of August 31, 2022, there were 226,925,254 shares of the Company’s common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,”
which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated, and subject to applicable community or marital property laws, each beneficial owner listed in the table below possess sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286.
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Security Ownership of Certain Beneficial Owners and Management

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
Entities affiliated with BlackRock, Inc. (2)	36,877,016	16.25%
The Vanguard Group (3)	26,118,112	11.51%
Entities affiliated with Wellington Management Group LLP (4)	20,914,879	9.22%

Directors and Executive Officers
Oleg Khaykin (5)	2,241,005	*
Henk Derksen	41,071	*
Paul McNab	45,160	*
Luke Scrivanich	55,125	*
Gary Staley	104,096	*
Richard E. Belluzzo (6)	211,685	*
Keith Barnes	138,518	*
Laura Black	63,187	*
Tor Braham	132,743	*
Timothy Campos (7)	105,397	*
Donald Colvin	236,653	*
Masood A. Jabbar (8)	244,552	*
Joanne Solomon	—	*
All Directors and executive officers as a group (15 persons)	3,598,082	1.57%
*Less than 1%.
(1)Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2022 and the Company’s outstanding common stock data as of August 31, 2022.
(2)Based on information set forth in a Schedule 13G/A, as of December 31, 2021, filed with the SEC on January 27, 2022 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 36,558,050 shares, the shared power to vote or direct the vote over 0 shares, the sole power to dispose of or to direct the disposition of 36,877,016 shares and the shared power to dispose of or to direct the disposition of 0 shares beneficially owned. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)Based on information set forth in a Schedule 13G/A, as of December 31, 2021, filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the sole power to vote or direct the vote over 0 shares, the shared power to vote or direct the vote over 423,119 shares, the sole power to dispose of or to direct the disposition of 25,479,105 shares and the shared power to dispose of or to direct the disposition of 639,007 shares beneficially owned. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
(4)Based on information set forth in a Schedule 13G, as of December 31, 2021, filed with the SEC on February 4, 2022 by Wellington Management Group LLP, jointly with Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”). According to the Schedule 13G/A, of the 20,914,879 shares beneficially owned by Wellington at December 31, 2021, (a) Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each reported having the sole power to vote or direct the vote over 0 shares, the shared power to vote or direct the vote over 13,771,373 shares, the sole power to dispose of or to direct the disposition of 0 shares and the shared power to dispose of or to direct the disposition of 20,914,879 shares beneficially owned, and (b) Wellington Management Company LLP reported having the sole power to vote or direct the vote over 0 shares, the shared power to vote or direct the vote over 13,388,415 shares, the sole power to dispose of or to direct the disposition of 0 shares and the shared power to dispose of or to direct the disposition of 14,995,824 shares beneficially owned. Each of Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is directly or indirectly owned by Wellington Management Group LLP, and the address of the Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.
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Security Ownership of Certain Beneficial Owners and Management
(5)Includes 1,180,257 stock options which are vested and exercisable within 60 days of August 31, 2022.
(6)Shares held in trust for the benefit of Mr. Belluzzo’s family, for which Mr. Belluzzo has sole voting and investment power.
(7)Includes 89,622 shares held in trust for the benefit of Mr. Campos’ family, for which Mr. Campos has shared voting and investment power.
(8)Shares held in trust for the benefit of Mr. Jabbar’s family, for which Mr. Jabbar has sole voting and investment power.
Certain Relationships and Related Person Transactions
Review and Approval of Related Person Transactions
We review all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.
We have determined that there were no related person transactions since the beginning of FY22 through the date of this Proxy Statement.
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Other Information
Note About Forward Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “committed to, “strive” “believe,” “expect,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our governance and ESG strategies and initiatives, changes to our executive compensation program, our response to the COVID-19 pandemic, our business opportunities, initiatives, strategy and related actions, and stockholder engagement. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Websites Referenced in this Proxy Statement
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.
Annual Report on Form 10-K and Annual Report to Stockholders
The Company will provide, without charge, to each person solicited a copy of the FY22 annual report, including financial statements and schedules filed therewith upon written request to the secretary, sent to:
Viavi Solutions Inc.
1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
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General Information About the Annual Meeting

Why am I receiving these proxy materials?
The Board is furnishing these proxy materials to you in connection with 2022 Annual Meeting. The 2022 Annual Meeting will be held on November 9, 2022 online via audio webcast, at 10:00 a.m., Mountain Time. You are invited to attend the 2022 Annual Meeting online and are entitled and requested to vote on the proposals outlined in this Proxy Statement.

Why is the 2022 Annual Meeting being held as a virtual, online meeting?
We believe hosting a virtual meeting enables increased stockholder attendance and participation since stockholders may participate from any location around the world, and lowers the cost to our shareholders, the Company and the environment, while mitigating health and safety risks to participants in light of the ongoing COVID-19 pandemic. We have designed the virtual 2022 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Who can vote their shares and attend the 2022 Annual Meeting?
Stockholders as of the record date for the meeting, September 21, 2022, are entitled to vote their shares and attend the virtual annual meeting. At the close of business on the record date, there were 226,455,967 shares of VIAVI common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 21, 2022, your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy, and you do not need to register to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on September 21, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and (ii) register to attend the 2022 Annual Meeting. Please see “How do I register to attend the virtual 2022 Annual Meeting?” below for information on how to register to attend the 2022 Annual Meeting.

How do I virtually attend the 2022 Annual Meeting?
We will host the 2022 Annual Meeting live online via audio webcast. You may attend the 2022 Annual Meeting live online by visiting https://meetnow.global/MWX2G6V. The webcast will start at 10:00 a.m. Mountain Time on November 9, 2022. If you are a stockholder of record, you will need to enter the control number included on your proxy card to enter the 2022 Annual Meeting online. If you are a beneficial owner and have registered in advance to participate in the 2022 Annual Meeting, you will need to enter the control number that you received from Computershare. Online check-in will begin at 9:30 a.m. Mountain Time on November 9, 2022, and you should allow ample time for the online check-in proceedings. if you experience any technical difficulties or have trouble accessing the virtual meeting, contact 1 (800) 736-3001 (toll-free) or +1 (781) 575-3100 (international) or review the instructions on the virtual meeting website.

How do I register to attend the virtual 2022 Annual Meeting?
If you are a stockholder of record, you do not need to register to attend the 2022 Annual Meeting. However, if you are the beneficial owner of your shares, you must register in advance to attend the 2022 Annual Meeting. To register to attend the virtual 2022 Annual Meeting online, you must obtain a legal proxy from your brokerage firm, bank or other nominee and submit proof of your legal proxy reflecting your holdings of our stock, along with your legal name and email address, to our virtual meeting provider, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) on November 4, 2022. You will receive a confirmation of your registration by email and a control number after we receive your registration materials. Requests for registration should be directed to the following:
•By email: Forward the email from your brokerage firm, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
•By Regular Mail: Mail to Computershare, VIAVI Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006 unless this is an overnight request. Overnight requests via Courier Delivery: To Computershare, VIAVI Legal Proxy, 150 Royall Street, Suite 101, Canton, MA 02021.
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General Information

How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or your voting instruction card. To use an alternative voting procedure, follow the instructions on each proxy card or your voting instruction card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote before the 2022 Annual Meeting:
•by telephone or through the internet - to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
•by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•You may also vote during the 2022 Annual Meeting through the internet.
If you want to vote by telephone before the meeting, your votes must be submitted by 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time), on November 8, 2022. If you want to vote through the internet, your votes can be submitted before and during the 2022 Annual Meeting. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote should you decide to attend the virtual 2022 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee regarding how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote at the 2022 Annual Meeting, you must obtain a legal proxy from your nominee and register to attend the meeting. Please see “How do I register to attend the virtual 2022 Annual Meeting?” above for information on how to register to attend the 2022 Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:
Morrow Sodali
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Stockholders, Banks and Brokers Call: 1 (800) 662-5200

Will you make a list of the stockholders of record entitled to vote at the 2022 Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders from October 30, 2022 through November 8, 2022. To access the electronic list during this time, please send your request, along with proof of ownership, by email to investor.relations@viavisolutions.com. You will receive confirmation of your request and instructions on how to view the electronic list online.

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide stockholders with access to our proxy materials over the internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about September 29, 2022 to our stockholders as of the record date, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. We encourage stockholders to take advantage of the availability of our proxy materials via the internet to help reduce the environmental impact of our annual meetings.

How do I obtain electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:
•View our proxy materials for the 2022 Annual Meeting on the internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
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General Information

What if I prefer to receive paper copies of the materials?
If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your proxy card (or provide this information when you vote telephonically or via the internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.
Additionally, you may request a paper copy of the materials by (i) calling 1-800-962-4284 or 781-575-3120 for international callers; (ii) sending an e-mail to investorvote@computershare.com; or (iii) logging onto https://www.computershare.com/investor. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the “Control Number” (located on the front page of the Notice).

What is included in the proxy materials?
The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended July 2, 2022, as filed with the SEC on August 19, 2022 (the “Annual Report”). These materials were first made available to you via the internet on or about September 29, 2022. Our principal executive offices are located at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at 408-404-6305 or 3047 Orchard Parkway, Suite 10, San Jose, CA 95134, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

What if I return a proxy card but do not make specific choices?
When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the 2022 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described below. If any matters not described in this Proxy Statement are properly presented at the 2022 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the 2022 Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy after submitting my proxy?”

What constitutes a quorum?
The presence at the 2022 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum permitting the 2022 Annual Meeting to conduct its business.

What proposals will be voted on at the 2022 Annual Meeting?
The following proposals are scheduled to be voted on at the 2022 Annual Meeting:
1.To elect the nine nominees named in the Proxy Statement as Directors to serve until the 2023 Annual Meeting or until their respective successors are elected and qualified.
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for fiscal year 2023.
3.To approve, on a non-binding advisory basis, the compensation of our named executive officers for fiscal year 2022, as set forth in the Proxy Statement.
4.To consider such other business as may properly come before the 2022 Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of the Company’s Board of Directors?
The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.
Specifically, the Board recommends you vote:
•“FOR” the election of the Directors,
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2023, and
•“FOR” the approval of the compensation of our named executive officers.
94   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

General Information

How are abstentions and broker non-votes treated?
Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the 2022 Annual Meeting.
Broker non-votes are not included in the tabulation of the voting results on the election of Directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the 2022 Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the 2022 Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.
For the purpose of determining whether the stockholders have approved matters, other than the election of Directors, abstentions will have the same effect as a vote against the proposal.

What is the voting requirement to approve each of the proposals?
Proposal 1. Each Director must be elected by the affirmative vote of a majority of the shares of our common stock cast with respect to such Director by the shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a Director must exceed the number of votes cast against that Director, with abstentions and broker non-votes not counted as votes cast as either for or against such Director’s election.
Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the 2022 Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.
Proposal 3. Approval of the non-binding advisory vote on the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the 2022 Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.
All shares of our common stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of our common stock will be voted in accordance with the recommendations set forth in the Proxy Statement.

Who will tabulate the votes?
A representative of our transfer agent, Computershare will tabulate the votes and act as inspector of election.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote or revoke my proxy after submitting my proxy?
You may revoke your proxy at any time before the final vote deadline of 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on November 8, 2022. You may do so by one of the following ways:
•submitting another proxy card bearing a later date;
•sending a written notice of revocation to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286; or
•submitting new voting instructions via telephone or the internet.
For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the 2022 Annual Meeting and voting in person.

Who is paying for this proxy solicitation?
This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of our common stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of Morrow Sodali LLC. as its proxy solicitor for this year for a fee of approximately $10,000 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    95

General Information
additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?
The Company will announce the preliminary results at the 2022 Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the 2022 Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

When are stockholder proposals due for next year’s annual meeting?
In order for stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286. To be timely for the 2023 Annual Meeting, a stockholder’s notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Company no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2023 Annual Meeting, the Secretary must receive the written notice no earlier than the start of business on August 11, 2023 and no later than the close of business on September 10, 2023. Our Bylaws specify the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals at the 2023 Annual Meeting that do not meet the requirements set forth in the Company’s Bylaws. If the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.
Proposals that a stockholder intends to present at the 2023 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2023 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2023 Annual Meeting, the Secretary must receive the written proposal no later than May 30, 2023. If we change the date of the 2023 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the
Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company- sponsored proxy materials.

How do I suggest potential candidates for Director positions?
Stockholders wishing to nominate candidates for director positions may do so by providing a timely notice in writing to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year’s annual meeting to assure time for meaningful consideration by the Governance Committee and include in such notice, the information required by our Bylaws; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Secretary no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2023 Annual Meeting, the Secretary must receive written notice no earlier than the start of business on August 11, 2023 and no later than the close of business on September 10, 2023. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the close of business on September 10, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
96   |    VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement

APPENDIX A - GAAP to Non-GAAP Reconciliations
The Company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share (“EPS”) financial measures as supplemental information regarding the Company’s operational performance. The Company uses these measures to evaluate the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represent its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from core operating performance items such as those relating to certain purchase price accounting adjustments, amortization of acquisition-related intangibles and inventory step-up, stock-based compensation, restructuring, separation costs, changes in fair value of contingent consideration liabilities and certain investing expenses and non-cash activities that management believes are not reflective of such ordinary, ongoing and core operating activities.
Non-GAAP financial measures are not in accordance with, preferable to, or an alternative for, generally accepted accounting principles in the United States. The Company believes providing this additional information allows investors to see Company results through the eyes of management and that providing non-GAAP financial measures in conjunction with GAAP measures provides valuable supplemental information regarding the Company’s overall performance. The Company further believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP adjustments described herein are excluded by the Company from its GAAP financial measures. The non-GAAP adjustments are outlined below.
•Cost of revenues, costs of research and development and costs of selling, general and administrative: The Company’s GAAP presentation of gross margin and operating expenses may include (i)additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, equipment and intangibles that have been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, (v) changes in fair value of contingent consideration liabilities and (vi) other charges unrelated to our core operating performance comprising mainly of acquisition related transaction costs, amortization of acquisition related inventory step-up, integration costs related to acquired entities, litigation and other costs and contingencies unrelated to current and future operations, including transformational initiatives such as the implementation of simplified automated processes, site consolidations, and reorganizations. The Company excludes these items in calculating non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP EPS. The Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance.
•Amortization of intangibles: The Company includes amortization expense related to intangibles in its GAAP presentation of cost of revenues and operating expense. The Company excludes these significant non-cash items in calculating non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP EPS, because it believes doing so provides investors a clearer and more consistent view of the Company’s core operating performance in terms of cost of revenues and operating expenses.
•Non-cash interest expense and other expense: The Company incurred a loss of $101.8M for fiscal 2022 in connection with the repurchase of certain 1.00% and 1.75% senior convertible notes. The Company eliminates this in calculating non-GAAP net income and non-GAAP EPS, because it believes that in so doing, it can provide investors a clearer and more consistent view of the Company’s core operating performance.
•Income tax expense or benefit: The Company excludes certain non-cash tax expense or benefit items, such as the utilization of net operating losses where valuation allowances were released, intra-period tax allocation benefit, and the tax effect for amortization of non-tax deductible intangible assets, in calculating non-GAAP net income and non-GAAP EPS. The Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance.
VIAVI Solutions Inc.    |    FY 2022 Notice of Annual Meeting & Proxy Statement    |    A-1

APPENDIX A - GAAP to Non-GAAP Reconciliations
A reconciliation of GAAP financial measures to Non-GAAP financial measures is provided below (in millions, except EPS amounts):

	Years Ended
	July 2, 2022		July 3, 2021
	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP measures	$185.0	14.3%	$142.2	11.9%
Stock-based compensation	52.3	4.1%	48.3	3.9%
Change in fair value of contingent liability	0.3	—%	(5.3)	(0.4)%
Other charges unrelated to core operating performance (1)	9.6	0.7%	3.4	0.3%
Amortization of intangibles	39.7	3.1%	66.5	5.5%
Restructuring and related benefits	(0.1)	—%	(1.6)	(0.1)%

Total related to Cost of Revenue and Operating Expenses	101.8	7.9%	111.3	9.2%
Non-GAAP measures	$286.8	22.2%	$253.5	21.1%

	Years Ended
	July 2, 2022		July 3, 2021
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP measures	$15.5	$0.07	$67.5	$0.29
Items reconciling GAAP net income and EPS to non-GAAP net income and EPS:
Stock-based compensation	52.3	0.22	48.3	0.21
Change in fair value of contingent liability	0.3	—	(5.3)	(0.02)
Other charges unrelated to core operating performance (1)	9.6	0.04	3.4	0.01
Amortization of intangibles	39.7	0.17	66.5	0.28
Restructuring and related benefits	(0.1)	—	(1.6)	(0.01)
Non-cash interest expense and other expense	102.2	0.43	0.2	—
Benefits from income taxes	5.8	0.02	16.2	0.07
Total related to net income and EPS	209.8	0.88	127.7	0.54
Non-GAAP measures	$225.3	$0.95	$195.2	$0.83
Shares used in per share calculation for Non-GAAP EPS		238.2		236.3
Note: Certain totals may not add due to rounding
(1)Other items include charges unrelated to core operating performance primarily consisting of acquisition and integration related charges, transformational initiatives such as site consolidations, and reorganization, loss on sale of investments and loss on disposal of long-lived assets.
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VIAVI VOTE

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Your vote matters – here's how to vote!

2022 Annual Meeting Proxy Card

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1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Richard E. Belluzzo	☐	☐	02 - Keith Barnes	☐	☐	03 - Laura Black	☐	☐
04 - Tor Braham	☐	☐	05 - Timothy Campos	☐	☐	06 - Donald Colvin	☐	☐
07 - Masood A. Jabbar	☐	☐	08 - Oleg Khaykin	☐	☐	09 - Joanne Solomon	☐	☐

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01 - Richard E. Belluzzo 04 - Tor Braham 07 - Masood A. Jabbar 02 - Keith Barnes 05 - Timothy Campos 08 - Oleg Khaykin 03 - Laura Black 06 - Donald Colvin For Withhold For Withhold For Withhold 9 2 B V 09 - Joanne Solomon Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03P1WB + + Proposals — The Board of Directors recommend a vote FOR each of the nominees and FOR Proposals 2 – 3.A 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as Viavi's independent registered public accounting firm for fiscal year 2023 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2022 Annual Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 5 5 3 0 3 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/VIAV or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/VIAV Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/VIAV Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — November 9, 2022 Henk Derksen, Kevin Siebert, and Nandini Acharya, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if the undersigned attended the Annual Meeting of Shareholders of Viavi Solutions Inc. to be held on November 9, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Viavi Solutions Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting ItemsC + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/VIAV The 2022 Annual Meeting of Shareholders of Viavi Solutions Inc. will be held on November 9, 2022 at 10:00 a.m. Mountain Time, Access begins at 9:30 a.m., Mountain Time virtually via the internet at https://meetnow.global/MWX2G6V. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.